                         PURCHASE AND SALE AGREEMENT
                         ---------------------------

        THIS ASSET PURCHASE AND SALE AGREEMENT (the "Agreement") is made as of December 14, 1995 by and between First Nationwide Bank A Federal Savings Bank (the "Seller") and Charter One Bank, F.S.B. (the "Purchaser").


                                  RECITALS
                                  --------

        WHEREAS, Seller desires to sell and Purchaser desires to acquire and operate the branch offices described in Exhibit A, which is attached hereto and incorporated by this reference (the "Branch Offices") and the business conducted at the Branch Offices;


        WHEREAS, Seller desires to assign to Purchaser and Purchaser desires to assume from Seller certain liabilities relating to the Branch Offices and the business conducted at the Branch Offices, including certain obligations and liabilities relating to the deposits of the Branch Offices and certain other obligations of Seller;


        NOW, THEREFORE, in consideration of the foregoing recitals and the following terms, covenants, and conditions, the parties agree as follows:


                                   ARTICLE I
                                  DEFINITIONS
                                  -----------


1.1     "ACH Accounts" is defined in the definition of "Deposits".

1.2     "ACH Items" is defined in the definition of "Deposits".

1.3     "Additional Contract" is defined in Section 5.13.

1.4     "Affiliates" is defined in Section 12.1.

1.5     "Assumed Liabilities" is defined in Section 2.4.

1.6     "Assets" is defined in Section 2.1.

1.7     "ATM" is defined in Section 2.1(a).

1.8     "Book Value Schedule" is defined in Section 2.6(a).

1.9     "Branch Account" is defined in Section 5.8.

1.10    "Branch Account Report" is defined in Section 5.8.

1.11    "Business Day" means any day (other than a Saturday) on
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which banking institutions shall generally be open for the transaction of business in the State of Michigan.

1.12 "Business Retirement Plan", "BRP", "Keogh Account" or "Keogh" means an account created by a trust for the benefit of employees (some or all of whom are owner-employees) that complies with the provisions of Section 401 of the Code.

1.13    "Cash" is defined in Section 2.1(a).

1.14    "Closing" is defined in Section 8.1(b).

1.15    "Closing Date" is defined in Section 8.1(a).

1.16    [space reserved].

1.17    "Code" is defined in Section 2.9.

1.18    "Collection Accounts" is defined in the definition of "Deposits".

1.19    "Comparable Position" is defined in Section 6.1(b).

1.20    "Confidential Information" is defined in Section 5.2.

1.21    "Contracts" is defined in Section 2.1(f).

1.22    "Covenant Not To Compete" is defined in Section 5.10.

1.23 The term "Deposits" shall mean all deposits (as defined in Section 31(1) of the Federal Deposit Insurance Act ("FDIA") as amended, 12 U.S.C. Section 1813(1)), including without limitation the aggregate balances of all savings accounts (including certificates of deposit) domiciled at each Branch Office as of the close of business on the Closing Date, including accounts accessible by negotiable orders of withdrawal ("NOW") or other demand instruments; all deposit accounts maintained by a customer for the stated purpose of the accumulation of funds td be drawn upon at retirement ("Retirement Accounts"); all deposit accounts domiciled at each Branch Office through which Seller accepts payments or deposits for credit or deposit to another account domiciled at such Branch Office (the "Collection Accounts") ; all deposit accounts subject to arrangements between the owner of the account and a third party which directly makes automated clearing house debits and credits, including, but not limited to, social security payments, Federal recurring payments, and other payments debited and/or credited on a regularly scheduled basis to or from such accounts (such payments being hereinafter referred to as the "ACH Items" and such accounts being hereinafter referred to as the "ACH Accounts"); and all other accounts and deposits, together with interest, if any, that is accrued but unposted as of the close of business on the Closing Date PROVIDED that notwithstanding anything to the contrary contained in this Agreement, Seller shall not assign, and Purchaser shall not assume, any Deposits subject to or involved in any form of litigation, any Deposits as to which assets of Seller have been pledged as security for amounts in excess of the FDIC insured limits, or any "Escheatable Deposits."

1.24      "Deposit Obligations" is defined in Section 2.3.

1.25      "Deposit Premium" is defined in Section 2.6(b).

1.26      "Designated Employees" is defined in Section 6.1(g).

1.27      "Disagreement" is defined in Section 2.7(b).

1.28 "Employees" means all persons employed by Seller at any Branch Office and all persons serving as employees of FN Investment Center, Inc. whose place of business is located at any Branch Office.

1.29      "Encumbrances" is defined in Section 3.5.

1.30 "Environmental Laws" means all applicable federal, state and local laws and regulations and rules relating to pollution or the discharge of Hazardous Substances into the environment.

1.31      "ERISA" is defined in Section 6.1(c).

1.32 "Escheatable Deposits" means Deposits held on the Closing Date at any Branch Office which, in the absence of any claim by the depositor thereof, will become subject to escheat, in the calendar year in which the Closing occurs, to the State of Michigan pursuant to applicable escheat and unclaimed property laws.

1.33      "Estimation Date" is defined in Section 2.6(a).

1.34      "Estimated Cash" is defined in Section 2.6(a).

1.35      "Estimated Deposits" is defined in Section 2.6(a).

1.36      "Estimated Loan Payment" is defined in Section 2.6(a).

1.37      "Estimated Pro-Rata Adjustment" is defined in Section 2.6(a).

1.38      "Estimated Transfer Amount" is defined in Section 2.6(b).

1.39      "Excluded Assets" is defined in Section 2.2(a).

1.40      "Excluded Liabilities" is defined in Section 2.2(b).

1.41      "Fee Properties" is defined in Section 2.1(c).

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1.42     "FDIA" is defined in the definition of "Deposits".

1.43     "FDIC" means Federal Deposit Insurance Corporation.

1.44     "Final Settlement Date" is defined in Section 2.8.

1.45     "Final Transfer Amount" is defined in Section 2.8.

1.46     "FIRPTA Affidavit" is defined in Section 7.1(d).

1.47     "GAAP" is defined in Section 3.11(a).

1.48      "Government Entity" is defined in Section 3.3(a).

1.49 "Hazardous Substances" means the definition of hazardous substances set forth in the Federal Comprehensive Environmental Response Compensation and Liability Act, as amended.

1.50      "Indemnitee" is defined in Section 12.3(a).

1.51      "Indemnifying Party" is defined in Section 12.3(a).

1.52      "Interest Period" is defined in Section 2.8.

1.53      "IRA" means individual retirement account.

1.54      "IRS" means Internal Revenue Service.

1.55 "Keogh Account" or "Keogh" has the same meaning as "Business Retirement Plan" or "BRP".

1.56      "Leased Properties" is defined in Section 2.1(c).

1.57      "Leasehold Improvements" is defined in Section 2.1(g).

1.58      "Leases" is defined in Section 2.1(c).

1.59      [space reserved].

1.60      "Loans" is defined in Section 2.1(b).

1.61      "Losses" is defined in Section 12.1.

1.62 "Material Adverse Effect" means a material adverse effect on the Assets or on the business or operations conducted by Seller at the Branch Offices.

1.63      "material part" is defined in Section 2.11(d).

1.64 "Material Violation" means a violation which, individually or in the aggregate with all other such violations, would have a Material Adverse Effect or constitute or give rise to a default under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the Assets or any of the assets of Seller relating to the Branch Offices under any Seller Agreement.

1.65      "Names" is defined in Section 5.12.

1.66      "NOW" is defined in the definition of "Deposits".

1.67      "Notice of Disagreement" is defined in Section 2.7(b).

1.68      "Other Liabilities" is defined in Section 2.4.

1.69      "Permits" is defined in Section 3.4(c).

1.70      "Personal Property" is defined in Section 2.1(d).

1.71      "Post-Closing Schedule" is defined in Section 2.7(a).

1.72      "properties" is defined in Section 3.9.

1.73      "Pro-Rata Adjustment" is defined in Section 2.5.

1.74      "Purchaser" means Charter One Bank, F.S.B.

1.75      "Purchaser Agreement" is defined in Section 4.2(b).

1.76      "Purchaser's Account" is defined in Section 2.6(b).

1.77      "Purchaser's Indemnified Parties" is defined in Section 12.1.

1.78      "Real Properties" is defined in Section 3.14.

1.79 "Records" means all records and original documents in Seller's possession which pertain to and are utilized by Seller to administer, reflect, monitor, evidence or record information respecting the business or conduct of any of the Branch Offices and all such records and original documents respecting
(i) the Contracts, (ii) the Assets, (iii) the Deposits and (iv) the Employees (except confidential employee records for which consents to release such records to Purchaser shall not have been obtained from the relevant employee), including all such records maintained on electronic or magnetic media in the electronic data base system of Seller or to comply with any applicable federal or state law or governmental regulation to which the Deposits are subject, including but not limited to Federal Reserve Board Regulation E (12 C.F.R. section 205), Federal Reserve Board Regulation CC (12 C.F.R. section 229) and the escheat and unclaimed property laws of the State of Michigan.

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1.80     "Requisite Regulatory Approvals, is defined in Section 9.1.

1.81     "Retirement Accounts" is defined in Section 1.23.

1.82      "Returned Items" is defined in Exhibit B.

1.83      "Review Period" is defined in Section 2.7(b).

1.84      "Safe Deposit Box Assets" is defined in Section 2.1(h).

1.85      "Seller" means First Nationwide Bank, A Federal Savings Bank.

1.86      "Seller Agreement" is defined in Section 3.2(b)(iii).

1.87      "Seller's Account" is defined in Section 2.8.

1.88      "Seller's Indemnified Parties"  is defined in Section 12.2.

1.89      "SAIF" means Savings Association Insurance Fund.

1.90 "Taxes" means all taxes, charges, fees, levies or other like assessments, including, without limitation, income, gross receipts, excise, real and personal and intangible property, sales, use, transfer, withholding, license, payroll, recording, ad valorem and franchise taxes imposed by the United States, or any state, local or foreign government or subdivision or agency thereof; and such term shall include any interest, penalties or additions to tax attributable to such assessments.

1.91 "Tax Return" shall mean any report, return or other information required to be supplied to a taxing authority in connection with Taxes.

1.92      "Taxpayer Information" is defined in Exhibit B.

1.93      "Termination Date" is defined in Section 13.1(b).

1.94      "TIN" means taxpayer identification number.

1.95      "Third Party" is defined in Section 12.3(a).

1.96      "Third Party Claim" is defined in Section 12.3(a).

1.97      "Transfer Taxes" is defined in Section 7.1(b).





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                                   ARTICLE II
                TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES
                ------------------------------------------------

2.1      Purchase and Sale of Assets.
         ---------------------------

        On the Closing Date, Seller shall sell, transfer, assign, convey and deliver to Purchaser, and Purchaser shall purchase and acquire from Seller, all of Seller's right, title and interest in and to the following assets (collectively, the "Assets") relating to the Branch Offices as of the Closing
Date:

        (a) CASH ON HAND. All petty cash, vault cash, teller cash, automated teller machine ("ATM") cash and any other cash at or held for the account of the Branch Offices (the "Cash") as of the close of business on the Closing Date.

        (b) LOANS. All savings account loans secured by an interest in Deposits and loans made by the Branch Offices in connection with automatic loan reserves (i.e., overdraft protection), together with all interest thereon that shall accrue but not be received by Seller on or prior to the Closing Date (the "Loans"). Prior to the Closing Date, Seller shall provide Purchaser with
Schedule 2.1(b) which sets forth all Loans.

        (c) REAL PROPERTY. (i) All real property described on Schedule 2.1(c)(i), including the buildings, improvements and structures thereon and the appurtenances belonging thereto (the "Fee Properties") and (ii) all leasehold interests in real property identified on Schedule 2.1(c)(ii) (the "Leased Properties") and all of Seller's rights with respect to the occupancy of the Leased Properties (the "Leases").

        (d) PERSONAL PROPERTY. The personal property set forth on Schedule 2.1(d)-1, which is located at the Branch Offices on the Closing Date and owned by Seller (including without limitation furniture, fixtures and equipment) but excluding the property set forth on Schedule 2.1(d)-2 ("Personal Property").

         (e) RECORDS.  All segregated Records.

        (f) CONTRACTS. The contract rights, licenses, permits, approvals, authorizations and franchises set forth on Schedule 2.1(f), together with any additional contract rights added to such Schedule pursuant to Section 5.13 hereof (the "Contracts").

        (g) LEASEHOLD IMPROVEMENTS. All leasehold improvements (to the extent not otherwise included as Personal Property) located at the Branch Offices on the Closing Date (the "Leasehold Improvements").

         (h) SAFE DEPOSIT BOX ASSETS.  All assets related to the


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
safe deposit box business located at the Branch Offices as of the close of business on the Closing Date (the "Safe Deposit Box Assets").

2.2      Excluded Assets and Liabilities.
         -------------------------------

        (a) It is understood and agreed that Purchaser is not acquiring from Seller, and Seller shall retain ownership of all right, title and interest in and to, any property or asset which is not being transferred pursuant to Section
2.1 hereof (including but not limited to (i) the existing or any currently anticipated future name of Seller or derivation thereof and (ii) any logos, service marks, trademarks, advertising material, slogans, or similar items used on or prior to the Closing Date by Seller in connection with its business) and the assets and liabilities set forth on Schedule 2.2 (collectively, the "Excluded Assets").

        (b) Except as expressly set forth in this Agreement, Purchaser shall not assume or be liable for any of the debts, obligations or liabilities of Seller of any kind or nature whatsoever (whether or not accrued or fixed, absolute or contingent, known or unknown), and Seller shall remain and be solely and exclusively liable with regard to such debts, liabilities and obligations (collectively, the "Excluded Liabilities").

2.3      Assignment and Assumption of Deposits.
         -------------------------------------

        At the Closing, Seller shall assign to Purchaser, and Purchaser shall
(a) accept and assume from Seller and (b) pay, perform and discharge all obligations with respect to and be solely liable for all Deposits domiciled at the Branch Offices (the "Deposit Obligations"). Prior to the Closing Date, Seller shall provide Purchaser with Schedule 2.3 which sets forth a list of all the Deposits as of the date of the Schedule.

2.4      Assignment and Assumption of Other Liabilities.
         ----------------------------------------------

        Subject to the terms and conditions set forth in this Agreement, on the Closing Date, Seller shall assign to Purchaser, and Purchaser shall (a) accept and assume from Seller and (b) pay, perform and discharge all obligations with respect to and be solely liable for, the liabilities and obligations that arise under the Leases and the Contracts, which liabilities and obligations become due and payable on or after the Closing Date (the "Other Liabilities"). The Deposit Obligations and the Other Liabilities shall collectively be referred to as the "Assumed Liabilities".

2.5      Adjustment for Income, Expenses, Pre-Payments and Fees.
         ------------------------------------------------------

        (a) All items of income, operating expenses, pre-payments and fees relating to the Assets and Assumed Liabilities, whether incurred, accrued, assessed, paid, prepaid, or otherwise attributable to the operation of the Branch Offices or the maintenance of the Deposit Obligations prior to, on or after the Closing Date (including without limitation, wages, salaries, rents, equipment charges, safe deposit fees, utility payments, personal property taxes, nondelinquent real property taxes, insurance, assessments and other costs, expenses, investments and capital expenditures relating to the Branch Offices or the Fee Properties, any fees paid or payable to Seller with respect to the Loans or the IRA and Keogh Accounts, and any FDIC/SAIF fees, premiums or assessments), shall be pro-rated between the parties
as of the Closing Date.    Seller shall be responsible for (or entitled to
receive, as the case may be) all such items which are allocable to the period on or prior to the Closing Date, and Purchaser responsible for (or entitled to receive, as the case may be) all such items which are allocable to the period subsequent to the Closing Date. With regard to the pro-ration of FDIC/SAIF fees and premiums, the amount for which Purchaser is responsible shall include, in addition to any prepaid assessment, that portion of the FDIC deposit insurance assessment payable by Seller on the payment date next succeeding the Closing Date in respect to the portion of Seller's insurance assessment attributable to the deposits assumed by Purchaser pursuant to the Agreement for the period subsequent to the Closing Date; and such assessment shall be based on the insurance assessment rate payable by Seller. The aggregate net amount of such proration adjustments shall be referred to herein as the "Pro-Rata Adjustment". The Pro-Rata Adjustment shall be included as part of the calculation of the Estimated Transfer Amount and the Final Transfer Amount as provided for in this Agreement.

        (b) The Pro-Rata Adjustment shall include the dollar amount of all security deposits which Seller has paid to lessors under the Leases, as indicated in the assignments to be signed by such lessors.

        (c) To the extent that any of the items of income, fees or expenses described in paragraph (a) of this section are not discovered prior to the preparation of the Post-Closing Schedule, the parties shall cooperate with one another so that Purchaser or Seller, as the case may be, pays any such fee or expense, or receives any such income, depending upon whether such fee, expense or income relates to the period before, on or after the Closing Date.

        (d) All prorations made pursuant to this section shall be based upon the ratio of the number of days prior to the Closing Date related to such item compared to the total number of days related to such item.





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
2.6     Estimated Transfer Payment.
        --------------------------

        (a) Five (5) Business Days prior to the Closing, Seller shall deliver to Purchaser a schedule estimating the following, in each case as of the close of business on the last day of the month preceding the month in which the Closing Date shall occur (the "Estimation Date"): (i) the aggregate balance of the Deposits (the "Estimated Deposits"), (ii) the aggregate book value, net of specific loan loss reserves, of the Loans, plus (to the extent not reflected in such book value) all interest thereon that shall accrue but not be received by Seller on or prior to the Estimation Date (such book value, as so adjusted, the "Estimated Loan Payment"), (iii) the aggregate amount of the Cash (the "Estimated Cash") and (iv) the Pro-Rata Adjustment (the "Estimated Pro-Rata Adjustment"). At the Closing, Seller shall deliver to Purchaser a true and complete schedule (the "Book Value Schedule") setting forth the aggregate book value, net of accumulated depreciation, as of the Closing Date, of the Personal Property located at the Branch Offices, the Leasehold Improvements and the Fee Properties.

        (b) In connection with the sale by Seller to Purchaser of the Assets and the assumption by Purchaser of the Deposits as provided for herein, at the Closing, Seller shall transfer to Purchaser in immediately available funds, by wire transfer to an account designated in writing by Purchaser to Seller at least two days prior to the Closing Date ("Purchaser's Account"), an amount (the "Estimated Transfer Amount") equal to the Estimated Deposits minus the sum of (i) the amount set forth on Schedule 2.6 (b)(i) (the "Deposit Premium"), (ii) the Estimated Loan Payment, (iii) the Estimated Cash, (iv) the aggregate book value (net of accumulated depreciation) as of the Closing Date of the Personal Property located at the Branch Offices, the Leasehold Improvements and the Fee Properties and (v) the Estimated Pro-Rata Adjustment.

2.7    Post-Closing Schedule.
       ---------------------

        (a) Within ten (10) Business Days after the Closing Date, Seller shall deliver to Purchaser a schedule (the "Post-Closing Schedule") setting forth the actual amount of (i) the aggregate balance of the Deposits as of the close of business on the Closing Date, (ii) the aggregate book value, net of specific loan loss reserves, as of the Closing Date of the Loans, plus (to the extent not reflected in such book value) all interest thereon that shall accrue but not be received by Seller on or prior to the Closing Date, (iii) the aggregate amount of the Cash as of the close of business on the Closing Date, (iv) the Deposit Premium and (v) the Pro-Rata Adjustment. Purchaser shall cooperate with Seller in the preparation of the Post-Closing Schedule. Purchaser shall provide Seller and its independent accountants with reasonable access to the books, records, facilities and personnel of the Branch Offices in a manner which does not unduly disrupt or interfere with the operation of the Branch Offices so that Seller and its independent


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
accountants may prepare the Post-Closing Schedule.

        (b) Within thirty (30) calendar days after delivery of the Post-Closing Schedule to Purchaser (the "Review Period"), Purchaser may dispute all or any portion of the Post-Closing Schedule by giving written notice (a "Notice of Disagreement") to Seller setting forth in reasonable detail the basis for such dispute (hereinafter called a "Disagreement"). The failure by Purchaser to deliver a Notice of Disagreement during the Review Period shall constitute an irrevocable acceptance by Purchaser of the Post-Closing Schedule in the form
delivered  by Seller.    If Purchaser delivers a Notice of Disagreement during
the Review Period, the parties shall promptly commence good faith negotiations with a view to resolving such Disagreement. If Seller shall not dispute all or any portion of the Notice of Disagreement by giving written notice to Purchaser setting forth in reasonable detail the basis for such dispute within 10 Business Days following the delivery of the Notice of Disagreement, Seller shall be deemed to have irrevocably accepted the Post-Closing Schedule as modified by the Notice of Disagreement.

        (c) If Seller disputes all or any portion of the Notice of Disagreement within the 10 Business Days following the delivery of the Notice of Disagreement and the parties are not able to resolve any Disagreement within 30 calendar days after the delivery by Seller of its dispute of the Notice of Disagreement, such Disagreement shall be referred to a nationally recognized accounting firm for determination of the disputed amounts in accordance with this Agreement. If Purchaser and Seller do not promptly agree on the selection of a nationally recognized accounting firm, their respective independent public accountants shall immediately select such accounting firm. The determination of such firm shall be final and binding upon the parties and the amount so determined shall be used to complete the final Post-Closing Schedule. Such firm shall render its determination as soon as practicable after referral of the Disagreement. The fees and expenses of such firm shall be paid one-half by Purchaser and one-half by Seller. The parties shall cooperate with each other and such firm with respect to the resolution of any Disagreement, such cooperation to include reasonable access to books, records, facilities and personnel.

 2.8    Final Settlement.
         ----------------

        On the Business Day immediately following the day on which the Post-Closing Schedule is finally determined pursuant to the terms of Section 2.7 of this Agreement (the "Final Settlement Date"), the Estimated Transfer Amount shall be recalculated using the amounts reflected in the final Post-Closing Schedule (the "Final Transfer Amount"). If the Final Transfer Amount exceeds the Estimated Transfer Amount, Seller shall pay the difference to Purchaser by wire transfer in immediately available funds to


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
Purchaser's Account. If the Estimated Transfer Amount exceeds the Final Transfer Amount, Purchaser shall refund the difference to Seller by wire transfer in immediately available funds to an account designated in writing by Seller ("Seller's Account"). Any payment pursuant to this section shall include interest on such amount for the number of days from and including the Closing Date to, but excluding, the Final Settlement Date (the "Interest Period") calculated at the Federal Funds Rate as published in the "Money Rates" section of THE WALL STREET JOURNAL as of the Closing Date.

2.9      Allocation of Purchase Price.
         ----------------------------

        The consideration paid by Purchaser to Seller pursuant to this Agreement shall be allocated among the Assets and any intangible assets, as set forth on
Schedule 2.9. The allocation of the purchase price was bargained and negotiated for, and each party agrees to report the transactions contemplated hereby for federal income tax and all other tax purposes (including, without limitation, for purposes of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code")) in a manner consistent with the allocation set forth on Schedule
2.9 determined pursuant to this Section 2.9 and in accordance with all applicable rules and regulations, and to take no position inconsistent with such allocation in any administrative or judicial examination or other proceeding. Each of Purchaser and Seller shall timely file the appropriate forms in accordance with the requirements of Section 1060 of the Code and this section.

2.10    Limited Warranty; Nonrecourse; Conveyance
        -----------------------------------------

        (a) EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, THE CONVEYANCE OF ALL ASSETS, INCLUDING PERSONAL PROPERTY INTERESTS, PURCHASED BY PURCHASER UNDER THIS AGREEMENT AND UNDER ANY CONVEYANCING DOCUMENT EXECUTED IN CONNECTION HEREWITH SHALL BE MADE, AS NECESSARY, BY SELLER'S BARGAIN AND SALE DEED WITHOUT COVENANTS, ASSIGNMENT OR BILL OF SALE, IN "AS IS" AND "WHERE IS" CONDITION, WITHOUT RECOURSE AND, WITHOUT ANY WARRANTIES WHATSOEVER WITH RESPECT TO SUCH ACQUIRED ASSETS, EXPRESS OR IMPLIED, WITH RESPECT TO TITLE, ENVIRONMENTAL CONDITION, ENFORCEABILITY, COLLECTABILITY, DOCUMENTATION OR FREEDOM FROM LIENS OR ENCUMBRANCES (IN WHOLE OR IN PART), CONDITION OF PROPERTY OR ANY OTHER MATTER.

        (b) Purchaser shall prepare and deliver to Seller, and Seller shall execute and deliver to Purchaser, such further instruments and documents of conveyance (in form and substance satisfactory to Seller and Purchaser) as shall be reasonably necessary to vest in Purchaser the full legal or equitable title of Seller in and to the Acquired Assets.

        (c) On and after the Closing Date, Purchaser shall


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
execute, acknowledge and deliver all such acknowledgements and other instruments as Seller shall reasonably request to effectively relieve and discharge
Seller from any of the Assumed Liabilities.

2.11 Risk of Loss; Repairs.
     ---------------------

        (a) If, on or before the Closing Date, any of the Leased Properties or Fee Properties is damaged in material part by fire or other cause, Seller shall promptly notify Purchaser thereof in writing. In such event, Seller may elect to:

                (i) In the case of the Fee Property or Leased Property, allow as a credit against the purchase price an amount equal to the estimated cost of restoration (to the extent of the damaged property interest owned by Seller) as determined by an independent construction contracting firm satisfactory to both Seller and Purchaser; or

                (ii) (A) In the case of the Fee Property, assign at Closing to Purchaser, without recourse to Seller, the insurance proceeds for the casualty and the right to collect same, without any abatement to the purchase price or (B) in the case of a Leased Property, assign at Closing to Purchaser, without recourse to Seller, the insurance proceeds for the casualty and the right to collect same (but only to the extent that Seller, pursuant to the terms of the applicable lease, is entitled to such insurance proceeds payable in connection with such fire or other cause), without any abatement to the purchase price.

        (b) If, on or before the Closing Date, any condemnation or eminent domain proceedings are initiated which could result in the taking of any part of any Fee Property or Leased Property, Seller shall promptly notify Purchaser of the initiation of any such proceedings. Upon receipt of such notice, if a material part of the premises is to be taken, Purchaser may elect to:

                (i) (A) In the case of the Fee Property, consummate the purchase of the Fee Property and receive an abatement to the purchase price in an amount equal to the book value of the Fee Property at such time, in which case Seller shall receive and retain any award made in connection with such condemnation or eminent domain proceedings or (B) in the case of a Leased Property, consummate the purchase of the real property leasehold interest in such Leased Property and receive an abatement to the purchase price in an amount equal to the current book value of the real property leasehold interest in such Leased Property, in which case Seller shall receive any award made in connection with such condemnation or eminent domain proceedings which is payable to Seller pursuant to the applicable lease; or

                (ii) (A) In the case of the Fee Propertyu, consummate the purchase of the Fee Property without abatement to the purchase price, in which event Seller shall assign to Purchaser, without recourse to Seller, all of Seller's right, title and interest in and to any award made in connection with such condemnation or eminent domain proceedings or (B) in the case of a Leased Property, consummate the purchase of the real property leasehold interest in such Leased Property, without abatement to the purchase price, in which event Seller shall assign to Purchaser, without recourse to Seller, all of Seller's right, title and interest in and to any award made in connection with such condemnation or eminent domain proceedings as provided in the applicable lease.

        (c) Purchaser shall have twenty (20) Business Days from the date of receipt of Seller's written notice within which to make such election, and a failure to make an election shall be deemed an election to consummate this transaction pursuant to subsection 2.11(a)(i) or 2.11(b)(i) above, as applicable.

        (d) A "material part" shall be deemed to mean (i) any taking or damage which would leave remaining a balance of such Fee Property or Leased Property which, due either to the area so taken or damaged or the location of the part so taken or damaged in relation to the part not so taken or damaged, would not permit it to be used effectively for its intended purpose and, under economic conditions, zoning laws or building regulations then existing or prevailing, would not readily accommodate a new or reconstructed building or buildings of a type not materially different from the building or buildings existing on the date of such taking or damage or (ii) any damage or taking that would require Purchaser to incur costs or expenses exceeding fifty thousand dollars ($50,000) to repair the branch or to compensate for such taking.

        (e) If any Fee Property or Leased Property requires any capital improvements between the date of this Agreement and the Closing Date, Seller shall give Purchaser notice of the proposed improvements and the cost thereof. If Purchaser does not object to such proposal within ten (10) Business Days, Seller shall have the right to make such capital improvements and the cost of such capital improvements shall be added to the purchase price.


                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

Seller hereby represents and warrants to Purchaser as follows:

3.1       Corporate Organization and Powers.
          ---------------------------------

          (a) Seller is a federally chartered savings bank, duly organized, validly existing and in good standing under the laws of the United States of America.

        (b) Seller has the corporate power and authority to own, lease or operate the Assets and to carry on the business of the Branch Offices as presently conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate with all other such failures, have a Material Adverse Effect.

        (c) Seller's deposits are, subject to applicable monetary limits established by law, insured by the SAIF of the FDIC, and all premiums and assessments required in connection therewith have been paid when due by Seller.

3.2      Corporate Authority; No Violation.
         ---------------------------------

        (a) Seller has the corporate power and authority to execute and deliver this Agreement and any documents, agreements or instruments to be executed by Seller pursuant to this Agreement, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any documents, agreements or instruments to be executed by Seller pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Seller, and no further corporate authorization on the part of Seller is necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller. Assuming the due authorization, execution and delivery of this Agreement by Purchaser, and except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, (i) this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms and (ii) the other documents, agreements and instruments to be delivered by Seller to Purchaser pursuant to this Agreement, when executed and delivered, will be duly executed and delivered by Seller and will constitute legal, valid and binding obligations of Seller.

        (b) The execution and delivery by Seller of this Agreement or any document, agreement or instrument to be executed by Seller pursuant to this Agreement, the consummation by Seller of the transactions contemplated hereby or thereby, and compliance by Seller with the terms or provisions hereof or thereof, shall not result:

                (i) in a violation of any provision of the Charter or Bylaws of Seller,

                (ii) in a Material Violation of any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Seller or any of its properties or assets (including, without limitation, the Assets), or

                (iii) in a Material Violation of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which Seller is a party or by which Seller or any of the Assets may be bound or affected (a "Seller Agreement").

3.3     Consents and Approvals.
        ----------------------

        (a) Except as set forth on Schedule 3.3, Seller is not required to obtain any consent, approval, order, authorization, registration, declaration from, or to make any filing with, any court, agency, or governmental authority or instrumentality (each a "Governmental Entity") or any other third party in connection with (a) Seller's execution and delivery of this Agreement or any document, agreement or instrument to be executed pursuant to this Agreement or
(b) the consummation by Seller of the transactions contemplated hereby or thereby (including without limitation the transfer of the Assets to Purchaser).

        (b) As of the date of this Agreement, Seller knows of no reason, specifically relating to its business or operations, why all of the Requisite Regulatory Approvals shall not be obtained.

3.4     Compliance With Law.
        -------------------

        (a) Except as set forth on Schedule 3.4, with respect to the Assets and the business of the Seller related to the Branch Offices, Seller is in compliance in all material respects with the provisions of all applicable federal, state and local statutes, regulations and ordinances, and Seller will not be in default in any material respect under any said statutes, regulations and ordinances.

        (b) Except as set forth on Schedule 3.4, and except for regularly scheduled examinations, audits and full and limited scope reviews conducted by governmental authorities under applicable laws relating to federal savings banks and their holding companies, no investigation or review by any governmental authority concerning any possible conflicts or violations by Seller is pending or threatened to the knowledge of Seller.

        (c) Seller has all licenses, franchises, permits, certificates of public convenience, orders and other authorizations ("Permits") of all federal, state and local governments and governmental authorities necessary for the lawful conduct of the business being conducted at each of the Branch Offices, all such Permits shall be valid and in good standing, and all such Permits will not be subject to any suspension, modification or revocation or proceedings related thereto except where the failure to have such Permits, or the invalidity thereof, would not, individually or in the aggregate, have a Material Adverse Effect.

3.5      Title to Assets.
         ---------------

        As of the Closing Date, Seller or one of its subsidiaries will have, and will deliver to Purchaser at the Closing, good, valid and, with respect to the Fee Properties, insurable title to, and, with respect to leased property, a valid leasehold interest in, all of the Assets, free and clear of all mortgages, claims, charges, liens, encumbrances, easements, limitations, restrictions, commitments and security interests ("Encumbrances") except for Encumbrances:

         (a) Securing any Assumed Liability;

         (b) Consisting of Permitted Exceptions as identified in Section 5.18;

         (c) Incurred in connection with the acquisition of property and securing the purchase price therefor, in either case only if such liability relating thereto is an Assumed Liability;

         (d) For Taxes or assessments, special or otherwise, either not due and payable or being contested in good faith and subject to escrow, reserves, or other appropriate protection for Purchaser;


         (e) Consisting of easements, rights of way, restrictions, covenants of record, claims and covenants not shown on record, and other similar charges and encumbrances which, if the rights granted under such instruments were exercised, would not individually, or in the aggregate, impair or interfere with the present and continued use and operation of the affected property;


         (f) Consisting of rights of parties in possession, matters which would be shown on an accurate survey, and any other defect or exception to title, which in any case does not materially impair the use, operation, value or marketability of the Asset to which it relates; and

         (g) Consisting of, with respect to each Fee Property, any other title exceptions affecting the Fee Property which do not impair or interfere with the present and continued use and operation or marketability of the Fee Property. Seller shall cooperate with Purchaser to remove those encumbrances on the Fee Property which the title company may agree to delete as exceptions to the title thereto, but the title company's failure to delete any such encumbrance shall not constitute a breach of this representation.

3.6      Contracts and Leases.
         --------------------

        (a) Seller is not a party to or bound by any agreements or arrangements for the purchase or sale of any of the Assets, or for the grant of any preferential right to purchase any of the Assets, other than in the ordinary course of business.

        (b) Schedule 3.6(b) sets forth each Contract for transactions:

                (i) with an aggregate value of five thousand dollars ($5,000) or more during the past three (3) months or twenty-five thousand dollars ($25,000) or more during the past 12 months;

                (ii) with a remaining term of more than one (1) year; or

                (iii) that has or may have a material effect on the Assets or on the business or operations conducted by Seller at the Branch Offices.

        (c) Upon the Closing, each of the Contracts set forth on Schedule
3.6(b):

                (i) will constitute the legal, valid and binding obligation of Seller, and to the knowledge of Seller, each of the other parties thereto,

                (ii) will be enforceable in accordance with its terms, and

                (iii) will not be subject to any material defaults or existing acts, events or conditions which, With notice or lapse of time, or both, will result in a material default under any of such Contract.

        Seller has made available to Purchaser true and correct copies of each Contract set forth on Schedules 2.1(f) and 3.6(b), and all attachments, amendments and addenda thereto, excluding those Contacts added pursuant to
Section 5.13.

        (d) Seller has delivered to Purchaser true, complete and correct copies of the Leases, together with all amendments, modifications, and other changes. The Leases are also listed on Schedule 3.6(b).

        (e) All sums due and owing by Seller pursuant to the Leases, through the Closing Date, have or will be paid prior to the

Closing Date.


        (f) Except as set forth on Schedule 3.6(f), Seller did not sublease any of its interests in any Leased Property.

        (g) Seller has not received any notice of (i) non-compliance with any restriction encumbering any Leased Property, or (ii) any zoning violations adversely affecting the value or use of any Leased Property.

3.7      Assignment of Assumed Liabilities.
         ---------------------------------

        As of the Closing Date, each of the Assumed Liabilities will be assigned to Purchaser, and to the best of Seller's knowledge, there are no material defaults under any of such Assumed Liabilities.

3.8    Litigation.
       ----------

        Schedule 3.8 sets forth each action, suit, proceeding, inquiry or investigation, at law or in equity, before any court, arbitrator, mediator or any governmental body, agency or official, pending, or, to Seller's knowledge, threatened, against Seller relating to any of the Assets, Assumed Liabilities, or the business or operation of the Branch Offices ("Legal Action").

        Except as set forth on Schedule 3.8, there is no action, suit, or proceeding, at law or in equity, before any court or any governmental body, agency or official, wherein an unfavorable decision, ruling or finding would adversely affect (a) the validity or enforceability of this Agreement or any document necessary to consummate the transactions contemplated herein, (b) the consummation of the transactions contemplated hereby, (c) any approval, consent or permission required to be obtained by Seller hereunder, (d) the ability of Seller to perform its obligations under this Agreement or (e) the business or operations of any of the Branch Offices.

3.9    Environmental.
       -------------

        Seller represents and warrants concerning the Fee Properties, the Leased Properties and all other property contained therein which shall be transferred pursuant hereto (for purposes of this Section 3.9, "properties") that

        (a) such properties are and have been in substantial compliance with all Environmental Laws,

        (b) there has been no storage, disposal, arrangement for disposal, presence or release of Hazardous Substances, from, in, upon or below any such properties,

        (c) Seller has not engaged in any activity that involves or involved the generation, use, manufacture, treatment, transportation, storage in tanks or otherwise, or disposal of Hazardous Substances on or from any property,

        (d) Seller has not received any communication from any person or entity that alleges a violation of Environmental Laws concerning, or that Seller may be responsible for any Loss (as defined in this Agreement) under Environmental Laws with respect to, any of the properties,

        (e) Seller has not received any claim, action, demand, or investigation from any person or entity alleging or describing potential Loss under Environmental Laws based on or resulting from (a) the presence, release or threatened release of any Hazardous Substance from, in, upon or below any of the properties or (b) the violation or alleged violation of any Environmental Laws concerning any of the properties, and

         (f) Seller has no environmental studies, reports, investigations or other documents relating to the properties.

3.10     Finders or Brokers.
         ------------------

        Except as disclosed on Schedule 3.10, Seller has not paid or agreed to pay any fee or commission to any agent, broker, finder or other person for or on account of services rendered as a broker or finder in connection with this Agreement or the transactions covered and contemplated hereby.

3.11     Financial Information.
         ---------------------

        (a) The books of account of the Branch Offices fairly and accurately reflect the respective Assets and Assumed Liabilities of the Branch Offices, in accordance with generally accepted accounting principles ("GAAP") or regulatory accounting principles, whichever is applicable.

        (b) The books of account of the Branch Offices (i) are being maintained by Seller substantially in accordance with applicable legal and accounting requirements and (ii) reflect only actual transactions.

3.12     Taxes.
         -----

         To the best of Seller's knowledge,

        (a) All Taxes which are due or payable by Seller relating to the Assets (except those Taxes which are Purchaser's responsibility under a different covenant of this Agreement) have been paid in full or properly accrued and adequately provided for by reserves shown in the books and records of Seller, or will be so paid or accrued and provided for in the books and records of the Seller.

        (b) All Tax Returns required to be filed with respect to the Assets have been filed with the appropriate federal, state or local taxing authority and each such Tax Return is true, complete and correct in all material respects.

        (c) All Taxes shown to be due on such Tax Returns, and all Taxes arising from or attributable to the Assets required to be withheld by or with respect to the Seller have been paid or, if applicable, withheld and paid to the appropriate taxing authority, other than those Taxes the failure of which to be paid would not result in a lien on the Assets or become a liability of Purchaser.

        (d) No notice of deficiency or assessment of Taxes has been received from any taxing authority with respect to the Assets.

        (e) There are no ongoing audits or examinations of any of the Tax Returns relating to or attributable to the Assets, other than with respect to Taxes that would not result in a lien on the Assets or become a liability of Purchaser.

        (f) No consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes with respect to the Assets has been granted, other than with respect to Taxes that would not result in a lien on the Assets or become a liability of Purchaser.

3.13     Approvals.
         ---------

        As of the date of this Agreement, Seller knows of no reason why all of the Requisite Regulatory Approvals shall not be obtained.

3.14     State of the Real Property.
         --------------------------

        To the best of Seller's knowledge, the following are true statements with respect to the Fee Properties and the Leased Properties (for purposes of this Section 3.14, collectively "Real Properties"):

        (a) Schedule 3.14 contains a list, that is complete and accurate in all material respects, which sets forth as of a recent date identified on said schedule (i) the address of each Fee Property and Leased Property and (ii) the Leases with respect to the Leased Properties and all material amendments thereto;

        (b) The improvements and building systems are in good operating condition and repair, subject to ordinary wear and tear and routine maintenance needs; and

        (c) The present use, operation and physical condition of the Real Properties are in material compliance with all applicable laws.

3.15     Employees.
         ---------

        (a) Except as set forth on Schedule 3.8, there are no claims (statutory or otherwise), demands, proceedings or other actions pending or, to Seller's actual knowledge, threatened against Seller by (a) any of its present or former employees at the Branch Offices or (b) any person who sought to become employed by Seller at the Branch Offices.

        (b) None of the Employees is a member of any labor union or is otherwise subject to collective bargaining.

3.16     Deposit Insurance.
         -----------------

        The Deposits are insured by SAIF up to the maximum extent permitted by law, and Seller has filed and will file all reports and paid all fees, premiums and assessments required under the Federal Deposit Insurance Act, as amended.

3.17     Status of Loans.
         ---------------

        With respect to each Loan being purchased by Purchaser, pursuant to this Agreement, the loan is a valid Loan in conformity with applicable laws and regulations including, but not limited to, the Truth in Lending Act and Regulation Z; its principal balance as shown on the Seller's books and records is true and correct as of the last date shown thereon; all purported signatures on the executions of any document by Seller in connection with such Loan are genuine; and Seller has custody of all documents (or microfilm records thereof) related to such Loan.

3.18     IRA And KEOGH Documentation.
         ---------------------------

        The form of the master plan for Individual Retirement Accounts (IRAs) and Business Retirement Accounts (Keoghs), annexed hereto as Schedule 3.18 and 3.18.1, respectively, and the related IRA Disclosure Statement and Keogh Disclosure Statement, annexed hereto as Schedule 3.18.2 and 3.18.3, constitute the form of the documents establishing the trustee or custodial arrangement in connection with all IRAs and Keoghs maintained at the Branch Offices. No consent of any owner of an IRA or Keogh is required to effect the transfer of such Account to Purchaser. If, however, any such consent shall prove necessary, Seller shall, at its own expense, use its best efforts to obtain such consent prior to the Closing Date. To the extent consents necessary to effect transfers of IRAs or Keoghs are not obtained, such accounts shall not be included in the Deposits transferred to Purchaser hereunder.

3.19     Status Of Deposit Accounts.
         --------------------------

        The Deposit accounts are valid accounts in conformity with applicable laws and regulations.


                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASE
                   ------------------------------------------

Purchaser hereby represents and warrants to Seller as follows:

4.1.     Corporate Organization and Powers.
         ---------------------------------

        (a) Purchaser is a federally-chartered savings bank, duly organized, validly existing and in good standing under the laws of the United States of America.

        (b) Purchaser has the corporate power and authority to own, lease or operate the Assets and to carry on the business of the Branch Offices as presently conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate with all other such failures, have a material adverse effect.

        (c) Purchaser's deposits are, subject to applicable monetary limits established by law, insured by the FDIC, and all premiums and assessments required in connection therewith have been paid when due by Purchaser.

4.2    Corporate Authority; No Violation.
       ---------------------------------

        (a) Purchaser has the corporate power and authority to execute and deliver this Agreement and any documents, agreements or instruments to be executed by Purchaser pursuant to this Agreement, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any documents, agreements or instruments to be executed by Purchaser pursuant to this Agreement, and the consummation of the transactions con- templated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Purchaser, and no further corporate authorization on the part of Purchaser is necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser. Assuming the due authorization, execution and delivery of this Agreement by Seller, and except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, (i) this Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms and (ii) the other documents, agreements and instruments to be delivered by Purchaser to Seller pursuant to this Agreement, when executed and delivered, will be duly executed and delivered by Purchaser and will constitute legal, valid and binding obligations of Purchaser.

        (b) The execution and delivery by Purchaser of this Agreement or any document, agreement or instrument to be executed by Purchaser pursuant to this Agreement, the consummation by Purchaser of the transactions contemplated hereby or thereby, and compliance by Purchaser with the terms or provisions hereof or thereof, shall not result:

                (i) in a violation of any provision of the Charter or Bylaws of Purchaser,

                (ii) in a material violation of any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Purchaser or any of its properties or assets (including, without limitation, the Assets), or

                (iii) in a material violation of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of the Assets may be bound or affected (a "Purchaser Agreement").

4.3      Consents and Approvals.
         ----------------------

        (a) Except as set forth on Schedule 4.3, Purchaser is not required to obtain any consent, approval, order, authorization, registration, declaration from, or to make any filing with, any Governmental Entity or any other third party in connection with (a) Purchaser's execution and delivery of this Agreement or any document, agreement or instrument to be executed pursuant to this Agreement or (b) the consummation by Purchaser of the transactions contemplated hereby or thereby.

        (b) As of the date of this Agreement, Purchaser knows of no reason, specifically relating to its business or operations, why all of the Requisite Regulatory Approvals shall not be obtained.

4.4      Litigation.
         ----------

        Except as set forth on Schedule 4.4, there is no action, suit, or proceeding, at law or in equity, before any court or any governmental body, agency or official, wherein an unfavorable decision, ruling or finding would adversely affect (a) the validity or enforceability of this Agreement or any document necessary to consummate the transactions contemplated herein, (b) the consummation of the transactions contemplated hereby, (c) any approval, consent or permission required to be obtained by Purchaser hereunder, (d) the ability of Purchaser to perform its obligations under this Agreement or (e) the business or operations of any of the Branch Offices.

4.5     Finders or Brokers.
        ------------------

        Except as disclosed on Schedule 4.5, Purchaser has not paid or agreed to pay any fee or commission to any agent, broker, finder or other person for or on account of services rendered as a broker or finder in connection with this Agreement or the transactions covered and contemplated hereby.

4.6     Estimates, Projections and Other Predictions.
        --------------------------------------------

        It is understood that any cost estimates, projections or other predictions contained or referred to in any Exhibit or Schedule hereto or which otherwise have been provided to Purchaser are not and shall not be deemed to be representations or warranties of Seller. Purchaser acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other predictions, that Purchaser is familiar with such uncertainties, that Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other predictions so furnished to it, and that Purchaser shall have no claim, absent a material misrepresentation or omission of material fact, against anyone with respect thereto.

                                   ARTICLE V
                            COVENANTS OF THE PARTIES
                            ------------------------

5.1       Business Obligations.
          --------------------

        Except as set forth on Schedule 5.1, as otherwise provided in this Agreement, or as required by applicable law, between the date of this Agreement and the Closing Date:

          Seller shall:

                (a) conduct the business of the Branch Offices and the operations of Seller relating thereto in the ordinary course of business, consistent with Seller's past practice and applicable law, and consistent with prudent banking practice,

                (b) maintain its books and records in accordance with GAAP, and

                (c) use its reasonable efforts to preserve its present business organization and relationships.

       Seller shall not:

                (d) cause any Branch Office to transfer any Deposits, except upon the unsolicited request of a depositor in the ordinary course of business;

                (e) agree to increase the salary, remuneration or compensation (including insurance, pension or other benefit plan) payable or to become payable to persons employed at the Branch Offices other than in accordance with Seller's customary policies and/or bank-wide changes, or pay or agree to pay any uncommitted bonus to any such employees other than regular bonuses granted based on historical practice.

                (f) hire any new employees (not including replacement employees or employees to fill existing openings) at the Branch Offices without Purchaser's consent, which consent shall not be unreasonably withheld;

                (g) invest in any fixed assets on behalf of the Branch Offices, except for commitments made on before the date of the Agreement and for replacements of furniture, furnishings and equipment and normal maintenance and refurbishing purchased or made in the ordinary course of business.

                (h) deviate from Seller's historical pricing practices and methods of taking Deposits with respect to Deposits and other services offered at the Branch Offices.

5.2    Access.
       ------

        (a) Between the date of this Agreement and the Closing Date, Seller shall provide Purchaser and its authorized representatives access, upon reasonable notice and during normal business hours, i) to the Branch Offices for the purpose of conducting physical inspections and Phase I environmental audits, and ii) to copies of Seller's confidential, proprietary and non-public information ("Confidential Information") except the Confidential Information that Seller is by law not permitted to disclose, including without limitation Seller's books, records, contracts, documents, Loan files, and other information of or relating to the Branch Offices.

        (b) Purchaser's investigations shall be conducted in a manner which does not unreasonably interfere with Seller's normal operations, customers, and employee relations. Seller and its employees shall cooperate with and assist Purchaser to perform said investigations.

        (c) All of Seller's Confidential Information shall be treated as and remain the sole property of Seller. If the transactions contemplated by this Agreement do not occur, Purchaser and its representatives shall return to Seller, or destroy, all of Seller's Confidential Information, and all documents, notes, summaries and other materials that contain, refer to, or are derived from such Confidential Information; Purchaser shall certify to the return or destruction of such Confidential Information.

        (d) Purchaser shall keep confidential and not disclose any of Seller's Confidential Information that is not acquired by Purchaser. Purchaser shall not directly or indirectly use Se11er,s Confidential Information for any purpose other than the consummation of this Agreement.

        (e) Purchaser's obligations to keep confidential and to not disclose Seller's Confidential Information shall not apply to any information which was
(i) in Purchaser's possession prior to its disclosure by Seller, (ii) generally known to the public, (iii) rightfully disclosed to Purchaser by a third party or
(iv) disclosed pursuant to a requirement of law following at least 30 days prior written notice to Seller.

        (f) Upon receipt of all of the Requisite Regulatory Approvals other than the expiration of any statutory waiting period relating thereto, and upon notice to Seller of a proposed Closing Date, Purchaser may communicate with, and deliver information, brochures, bulletins, press releases, and other communications to, depositors, Loan borrowers and other customers of the Branch Offices concerning (i) the transactions contemplated by this Agreement and (ii) the business and operations of Purchaser. The communications described hereinabove must be made with Seller's prior written consent (which consent shall not be unreasonably withheld) and shall be made at Purchaser's sole cost and expense. Seller, if so requested by Purchaser, shall on behalf and at the sole cost and expense of Purchaser, furnish information and communications to depositors, Loan borrowers, and other customers of the Branch Offices in a commercially reasonable manner.

        (g) Except as may be required in connection with the obtaining of the Requisite Regulatory Approvals, Purchaser shall not disclose to any person, including to employees of the Branch Offices, the possible closing of any of the Branch Offices prior to the Closing Date.

5.3     Legal and Regulatory Matters.
        ----------------------------

        With respect to the making of filings to any Governmental Entity or third party:

        (a) Seller and Purchaser shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation; to effect all applications, notices, petitions and filings; and to promptly obtain all permits, consents, approvals, waivers and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement.

        (b) Within 45 days after the execution of this Agreement, Seller and Purchaser shall each file all the applications for the regulatory approvals, consents, permits and authorizations which such party is required to obtain in connection with the consummation of the transactions contemplated by this Agreement.

        (c) Subject to the applicable laws relating to the exchange of information, Seller and Purchaser shall consult with each other and exchange information in order to obtain all the permits, consents, approvals and authorizations that are necessary or advisable to consummate the transactions contemplated by this Agreement from all third parties and Governmental Entities.

        (d) Seller and Purchaser will keep the other party apprised of the status of all applications and filings.

        (e) Except for any confidential portions thereof, the party responsible for making a filing shall promptly (i) provide a copy of the filing, and any supplement, amendment or item of additional information in connection with the filing, to the other party and (ii) deliver a copy of each material notice, order, opinion and other item of correspondence received by it from any Governmental Entity to the other party.

        (f) Purchaser and Seller shall promptly advise each other of any communication received from a Governmental Entity which causes such party to believe that there is a reasonable likelihood that a Requisite Regulatory Approval will not be obtained or that the receipt of such approval will be materially delayed.

5.4    Payment of Liabilities.
       ----------------------

        From and after the Closing Date, Purchaser shall pay all properly drawn checks, drafts and non-negotiable withdrawal orders timely presented to it (including without limitation those presented by mail, over the counter, or through clearings) by depositors whose deposits or accounts on which such items are drawn are Deposits. Payment of said items shall be made without regard to whether the items are drawn on the check or draft forms provided by Seller or by Purchaser. Further, Purchaser shall, in all other respects, discharge the duties and obligations of Seller with respect to the balances due and owing to the depositors whose accounts are assumed by Purchaser. The obligations set forth in this section shall be in addition to the Purchaser's obligations under Sections 2.3 and 2.4.

5.5      Interest Reporting.
         ------------------

        From January 1 of the current calendar year through the Closing Date, Seller shall report all interest credited to, interest withheld from, and early withdrawal penalties charged to the Deposits. After the Closing Date and through the end of the calendar year in which the Closing occurs, Purchaser shall report all interest credited to, interest withheld from, and early withdrawal penalties charged to the Deposits. Said reports shall be made to the holders of the Deposits and to the applicable federal and state regulatory agencies.

5.6    Transfer Fees.
       -------------

        (a) Seller shall bear all fees incurred in connection with the obtaining of third party consents for transfer of the Assets from Seller to Purchaser and the assumption by Purchaser of the Assumed Liabilities.

        (b) Notwithstanding the foregoing, if any lessor requires an increase in the amounts payable under any of the Leases as a condition to its consent to the assumption of such Lease by Purchaser, Purchaser shall be solely responsible for the payment of all such increases after the Closing. Seller shall not negotiate or agree to any such increase without the consent of Purchaser, which consent shall not be unreasonably withheld.

5.7    Reports.
       -------

        (a) Subsequent to the Closing Date, Purchaser shall make all the reports that are required to be made in the ordinary course of business to any Governmental Entity or otherwise with respect to the Branch Offices, including without limitation, federal, state and local income tax reporting of Retirement Accounts, 1099 information returns and other required tax forms, and cash transaction reports. Notwithstanding the foregoing, Purchaser's obligations with respect to said reports shall only apply to the extent that any such reports relate to matters occurring after the Closing Date.

        (b) Seller shall have the obligation to make all such reports with respect to matters occurring on or prior to the Closing Date.

        (c) All reports shall be made to the holders of accounts and to the applicable federal, state and local regulatory agencies.

5.8    Branch Account Report.
       ---------------------

        As soon as practicable after the date of this Agreement, Seller shall furnish Purchaser with a report of the Deposits as of the date of such report (the "Branch Account Report"). To the extent such information is maintained by Seller on its computer systems, the Branch Account Report shall enumerate for each account constituting a Deposit ("Branch Account"): (a) the address and taxpayer identification number of the owner of the Branch Account, (b) the type of account, (c) the date the Branch Account was opened, (d) the current interest rate paid on the Branch Account, if any, (e) the balance of the Branch Account, (f) the term and maturity of any Branch Account that is a certificate of deposit or similar time deposit and (g) with respect to all ACH Accounts and ACH Items, all information reasonably necessary to identify (i) the owner of such account and the third party which directly makes automated clearing house debits and credits to such account and
(ii) the nature of such ACH Accounts and ACH Items.

5.9      General Notices to Depositors.
         -----------------------------

        (a) Seller shall provide Purchaser with an intermediate customer list of the accounts that are to be assumed by Purchaser pursuant to this Agreement.
The customer list shall contain information that is accurate as of the month-end prior to the giving of the notice referred to in Section 5.9(b) of this Agreement.

        (b) Within five (5) Business Days following the receipt of all of the Requisite Regulatory Approvals (other than the expiration of all statutory waiting periods relating thereto), Seller shall notify the holders of the Deposits that are to be assumed under this Agreement that Purchaser will assume the liability for the Deposits, subject to satisfaction of the conditions to closing contained herein. Such notifications shall include notice that Purchaser shall not continue services to depositors provided by Seller but not routinely offered by Purchaser, as specified by Purchaser prior to the giving of such notification. The notifications shall be based on the list referred to in
Section 5.9(a) of this Agreement and a listing maintained at the Branch Offices of the new accounts opened since the date of such list. Seller shall provide Purchaser with the documentation of such lists up to the date of Seller's mailing. Prior to the Closing, Purchaser shall send notifications to the appropriate holders setting out the details of its administration of the assumed accounts. Each party shall obtain approval of its notification letter(s) from the other party, and said approval shall not be unreasonably withheld. Each party shall bear the cost of its own mailing.

        (c) Within five (5) Business Days following the receipt of all of the Requisite Regulatory Approvals (other than the expiration of all statutory waiting periods relating thereto), Seller shall provide a notice to the owners of each of the safe deposit boxes at the Branch Offices stating that Seller shall assign to Purchaser the safe deposit agreements between Seller and each of such parties on the Closing Date. The notice shall be made by a letter that is mutually acceptable to Purchaser and Seller. Seller and Purchaser shall cooperate with one another in order to transfer the Safe
Deposit Box Assets from Seller to Purchaser. As soon as practicable after the date of this Agreement, Seller shall deliver copies of all safe deposit box lease forms currently used in connection with the Safe Deposit Box Assets to Purchaser.

        (d) At least thirty (30) days before the Closing Date, Seller shall prominently and continuously display a sign in each Branch Office stating that the Branch Office will be closed on the Saturday following the Closing Date and will not reopen until the following Monday (unless such Monday is a bank holiday, in which case the sign will indicate that the Branch Office will reopen the following Tuesday). The contents and form of the sign shall be subject to Purchaser's prior approval, which shall not be unreasonably withheld. At a mutually agreeable time on the Closing Date, Seller shall provide Purchaser and their agents access to each Branch Office in order for Purchaser to take such steps as are necessary to enable Purchaser to reopen such Branch Office on the date described above as a functioning branch office of Purchaser.

5.10    Covenant Not to Compete.
        -----------------------

        (a) For a period of one (1) year following the Closing Date, Seller shall not, and shall not allow any of its Affiliates to, directly or indirectly solicit any deposit business of the Branch Offices, or establish or maintain a branch office or other physical facility for the purpose of accepting deposits within a five (5) mile radius of any of the Branch Offices, nor directly contact any customer of the Branch Offices as of the Closing Date for the purpose of soliciting any deposit.

        (b) For one year following the Closing Date, Seller shall not directly contact any customer of the Branch Offices as of the Closing Date for the purpose of soliciting any deposit or conducting general solicitations specifically targeted to such customers.

        (c) For one year following the Closing Date, Seller shall not, and shall not allow any of its Affiliates to, solicit loans to any of the Deposit customers of the Branch Offices, unless such customer is currently a secured real estate borrower.

        (d)   Notwithstanding  the  foregoing,  Seller  and  its Affiliates may
(i) acquire any thrift or depository institution, or the assets and/or liabilities thereof, which conducts business in the geographic area covered by the Covenant Not To Compete, (ii) conduct general solicitations and mailings that are not specifically targeted to such customers, and (iii) conduct solicitations and mailings to people who are depositors at another branch of Seller that is not covered by this Agreement (regardless of whether they are also customers of a Branch Office) or who are secured real estate borrowers of Seller or its affiliates. Moreover, and notwithstanding the foregoing, on or after the first anniversary of the Closing Date, Seller may sell, transfer or convey all or substantially all its assets, or the shareholders of Seller may sell, transfer or convey all or substantially all of its outstanding classes of stock, to an unrelated third party, and said unrelated third party shall not be bound by any provision of this Section 5.10.

        (e) The obligations of Seller created by this Section 5.10 are referred to herein as the "Covenant Not To Compete".

5.11    Insurance.
        ---------

        Following execution of this Agreement until the Closing Date, Seller shall maintain in full force and effect all of its insurance policies relating to the Branch Offices and the Personal Property. Seller represents and warrants to Purchaser that (a) such insurance will be customary in type and amount for Assets of the nature just described, (b) such insurance will be sufficient to replace (less any deductible amount) the Branch Offices or any of the Personal Property which are damaged, destroyed or lost prior to the Closing Date, (c) such insurance will be "occurrence, insurance, meaning that Seller or such lessors, as the case may be, will have the enforceable right to submit and pursue claims and receive proceeds under such insurance after the Closing Date with respect to events occurring prior to the Closing Date, and (d) Seller's rights under Seller's insurance can be assigned to Purchaser without the consent of any person.

5.12    Use of Names, Trademarks and Service Marks.
        ------------------------------------------

        (a) Except for the trademarks set forth in SCHEDULE 5.12, no interest in or right to use any logo, name, trademark or service mark presently or previously used by Seller is being conveyed pursuant to this Agreement.

        (b) Purchaser agrees that from and after the Clbsing Date neither it nor any of its affiliates (including the Branch Offices) will use the name "First Nationwide Bank", "First Nationwide", or any similar name indicating affiliation after the Closing with Seller or any of its affiliates, in connection with any business or activity engaged in by Purchaser or any of its affiliates.

        (c) Promptly after the Closing Date, Purchaser shall commence the removal of the trade names, names, service marks, logos, insignia, slogans, emblems, symbols, designs, and other identifying characteristics ("Names"), except the Names set forth on SCHEDULE 5.12, from all premises, equipment, signs, interior decor items, fixtures and furnishings, and from all printed materials and related business literature associated with the Transferred Branches and the Personal Property acquired. The costs associated with such removal shall be at the sole expense of the Purchaser and shall be completed not later than 30 days after the Closing Date.

5.13    Additional Contracts.
        --------------------

        (a) From the date of this Agreement until the Closing Date, the parties shall take the following actions for any contract or group of related contracts which are related to the operations of the Branch Offices or the other operations that are the subject of this Agreement, and which are expected to result in payments of more than $50,000 in any year or $25,0O0 in the case of contracts which are not cancelable on 60 days or less notice without cost or penalty (an "Additional Contract").

        (b) Prior to entering into an Additional Contract, Seller shall provide written notice to Purchaser of its intention to enter into the Additional Contract and shall afford Purchaser reasonable access to the documents relating thereto.

        (c) By 12:00 p.m. of the fifth Business Date following notice by Seller, Purchaser shall state to Seller its decision as to whether or not to accept such Additional Contract. The failure by Purchaser to respond prior to 12:00 p.m. on such fifth Business Day shall be deemed an acceptance of such Additional Contract.

        (d) Any Additional Contracts accepted or deemed accepted by Purchaser under this section, and any contract entered into by Seller subsequent to the date hereof for which Seller is not required to notify Purchaser pursuant to the terms of this section, shall be added to Schedule 2.1(f) and become part of the Contracts to be assumed by Purchaser.

5.14    Updating Schedules.
        ------------------

        On the Closing Date, Seller shall deliver to Purchaser updated versions of all Schedules hereto with the latest information available to Seller as of two (2) Business Days prior to the Closing Date. Within five (5) calendar days after the Closing Date, Seller shall deliver to Purchaser final versions of all Schedules covering all transactions through the close of business on the Closing Date.

5.15    General Conversion Matters.
        --------------------------

        Seller and Purchaser agree to terms, covenants and conditions related to the conversion of the Branch Offices set forth in Exhibit B.

5.16    FNIC.
        ----

        Seller and Purchaser agree to discuss Purchaser acquiring the assets and assuming certain liabilities of FN Investment Center ("FNIC") which relate to business being conducted by FNIC at the Branch Offices.

5.17.    CRA Programs.
         ------------

        Seller and Purchaser agree to discuss Purchaser acquiring Seller's position and commitments in certain community reinvestment programs undertaken by the Detroit Neighborhood Investment Corporation and the Detroit Neighborhood Housing Services.

5.18     General Real Estate Matters.
         ---------------------------

        (a) TITLE COMMITMENT; SURVEY. Seller shall deliver to Purchaser, with respect to each Office comprising the Fee Properties, no later than forty-five (45) days after the date of this Agreement, an owner's policy title commitment (each, a "Title Commitment"), the cost of which shall be paid by Seller. Each Title Commitment shall be from First American Title Insurance Company or other title insurance company authorized to do business in Michigan and mutually satisfactory to Purchaser and Seller. Each Title Commitment shall have an effective date as near as feasible to the date of delivery of such Title Commitment. Each Title Commitment shall commit the issuer to issue to Purchaser as soon as practicable after the Closing Date with respect to each office of the Fee Properties, an American Land Title Association (ALTA) title insurance policy having an effective date as of the Closing Date in the amount of the purchase price for each owned Branch Office as of the Closing Date and shall show title vested in Seller and free of all liens or encumbrances except Permitted Exceptions, as defined in Section 5.18 hereof.

        If a Title Commitment delivered pursuant to this Section 5.18(a) discloses title exceptions other than Permitted Exceptions, Seller shall have forty-five (45) days from the date of delivery thereof (but no later than the Closing Date) to have such exceptions cleared and removed from such Title Commitment, or to have the title insurer commit to insure against loss or damage that may be occasioned by such exceptions by an endorsement in form and substance reasonably satisfactory to Purchaser. If the exceptions are not removed or endorsement over the exceptions is not obtained, Purchaser may elect not to purchase the affected real estate upon notice to Seller within fifteen
(15) days after the expiration of the 45-day cure period, or may elect to take title notwithstanding the exceptions with the right to satisfy from the Purchase Price liens or encumbrances of a definite or ascertainable amount.

        Seller shall deliver to Purchaser, with respect to the Fee Properties, as soon as practicable but no later than forty-five (45) days after the date of this Agreement, all existing surveys that Seller may have in its possession respecting the Fee Properties.

        (b) ENVIRONMENTAL MATTERS. Purchaser and Seller mutually agree that this Section 5.18(b) and 3.9 are intended to constitute the complete and exclusive understanding between the parties with respect to all environmental matters.

        (i)     ENVIRONMENTAL COVENANTS.     Seller  and Purchaser mutually
covenant and agree that Purchaser shall be entitled, at Purchaser's cost and expense, to commission an Environmental Audit as defined in Section 5.18 by an independent environmental engineer or consultant selected by Purchaser and reasonably acceptable to Seller. The Environmental Audit shall be conducted and completed as soon as is reasonably practicable but in no event later than forty-five (45) days after the date of this Agreement. The Environmental Audit shall be conducted in a manner that does not interfere with or otherwise prevent the performance of the normal operations and activities of the Branch.
Purchaser shall provide Seller with a copy of the Environmental Audit Report, as defined in Section 5.18, within five (5) business days following receipt of the Environmental Audit Report.

        Purchaser shall be responsible for the expenses incurred for the performance of the Environmental Audit and the preparation of the Environmental Audit Report.

        (c)     TERMINOLOGY.    The specific terms of art that are defined in
this Section 5.18 shall apply to Section 5.18, only, unless expressly indicated otherwise;

        a. The term "Permitted Exceptions" shall mean, with respect to the Fee Properties,

                  (i) The exceptions printed on the jacket of a standard ALTA owner's title policy and the standard printed exceptions to such policy designated as Schedule B Exceptions, except Exception (2) for liens or rights to lien for services, labor or materials, and Exception (5) for taxes or special assessments which are not shown as existing liens by the public records. Seller shall pay the fee charged by the title insurer, if any, for an affidavit sufficient to remove Exception (2) concerning mechanics liens and the special tax report necessary for the deletion of said Exception (5).


                  (ii) Real property taxes and assessments for the tax year of Closing and prior years not then delinquent unless the validity thereof is being contested by appropriate proceedings, provided, however, that if the taxes or assessments being contested shall be finally determined to be proper liens by appropriate proceedings then such liens shall be paid by Seller;


                (iii) Liens, imperfections in title, charges, covenants, easements, restrictions, encroachments, and encumbrances of record which are not objected to in writing by Purchaser within ten (10) days following Purchaser's receipt of the Title Commitment; provided, however, that Purchaser may not object to a) liens, charges or encumbrances which are dischargeable solely by the payment by Seller of a liquidated sum so long as such liens, charges and/or encumbrances are discharged by Seller at Closing, b) matters of any nature of record which either are not substantial in amount or do not materially and adversely interfere with the use of the Fee Properties as a retail bank branch, or c) matters of any nature of record which are insured over by the title insurer. Purchaser may request that printed Exception (3) be deleted from the Title Commitment at Purchaser's expense at Closing, and Purchaser shall pay the cost of any survey necessary to delete said Exception (3).

                (iv) The exceptions appearing on Seller's current title insurance policy a copy of which has already been furnished to Purchaser.

        b. The term "Environmental Audit" shall mean an inspection, investigation, and audit of the Fee Properties with respect to all Environmental Laws. Such Environmental Audit shall consist of a "Phase I" audit.

        c. The term "Environmental Audit Report" shall mean the written report of the person who has conducted the Environmental Audit.

        d. The term "Environmental Law" shall mean any Law relating to the protection of the environment or governing the use, storage, treatment, generation, transportation, processing, handling, production, remediation, or disposal of any Hazardous Substance.

        e. The term "Hazardous Substance" shall mean any substance material or waste which is or becomes designated, classified or regulated as being "toxic" or "hazardous" under any Law, or which is or becomes similarly designated, classified or regulated under any Law provided, that, Hazardous Substance shall not include commercially available consumer products reasonably appropriate for use in or for routine maintenance or upkeep of a branch office of a financial institution as long as such products are used in accordance with label instructions.

        f. The term "Law" shall mean any federal, state or local law, statute, ordinance, or regulation, any written and publicly available policy, guideline, interpretation, decision, order, or directive of any federal, state or local governmental agency or authority with respect thereto.

5.19    Special Assessment
        ------------------

        After the date of this Agreement, Purchaser shall pay, discharge and be responsible for any special or extraordinary FDIC/SAIF fee, premium or assessment that is based upon the Deposits transferred, or to be transferred, pursuant to this Agreement (the "Special Assessment").


                                   ARTICLE VI
                               EMPLOYEE MATTERS.
                               ----------------

6.1     Employee Matters.
        ----------------

        (a) As of the Closing Date, Purchaser shall offer to employ all of the Employees. Seller shall pay, discharge and be responsible for (i) all salary, wages and claims arising out of or relating to the employment of the Employees before the Closing Date, (ii) any employee benefits (including, but not limited to, accrued vacation, annual or long-term incentive program, 401(k) plan, non-qualified deferred compensation plan and group health coverage continuation pursuant to the Code) arising under Seller's employee benefit plans and employee programs prior to the Closing Date, including benefits with respect to claims incurred prior to the Closing Date but reported after the Closing Date, and (iii) any claims the Employees have, or in the future may raise, under any state or federal law or regulation relating to the employment of such Employees by Seller prior to the Closing Date. From and after the Closing Date, Purchaser shall pay, discharge and be responsible for all salary, wages, claims and benefits arising out of or relating to the employment of the Employees by Purchaser on and after the Closing Date.

        (b) Except as otherwise provided herein, for a period of twelve (12) months following the Closing Date (or for such shorter period as Purchaser shall employ an Employee), Purchaser shall pay each Employee a base salary and benefits that is generally equivalent to but not less than, on an aggregate dollar value basis, ninety-five (95) percent of the dollar value of the base salary and reasonably quantifiable benefits (excluding retention plans) received by such Employee from Seller immediately prior to the Closing Date (a "Comparable Position"). In addition, Purchaser shall cause all Employees as of the Closing Date to be eligible to participate, as of the next "entry date" under any such plan that so limits the commencement of participation therein, (i) in any holiday, sick leave, vacation pay, leave of absence or similar policy of Purchaser in which similarly situated employees of Purchaser are generally eligible to participate without duplication of benefits and (ii) in the "employee welfare benefit plans" and "employee pension plans" (as defined in Section 3 (1) and Section 3 (2) of ERISA, respectively) of Purchaser in which similarly situated employees of Purchaser are generally eligible to participate. Notwithstanding the foregoing, all Employees and their dependents shall be covered immediately after the Closing (and shall not be excluded from coverage on account of any pre-existing condition or actively-at-work requirement) under any such plan that is a group health plan of Purchaser subject to Part 6 of Title I of ERISA and under basic company-provided life or disability coverage. For purposes of any seniority or length of service requirements, waiting periods, vesting periods or differential benefits based on length of service in any such plan or policy of Purchaser for which an Employee may be eligible after the Closing, Purchaser shall ensure that service by such Employee with Seller shall be deemed to have been service with Purchaser for all purposes under any such plan or policy to the extent such service is credited by Seller under its similar plans; provided that Purchaser shall not be required to treat an Employee's service with Seller as service with Purchaser for purposes of determining benefit accrual under any defined benefit plan maintained by Purchaser (including, without limitation, Purchaser's 401(k) plan). Seller shall retain the right to modify, amend, curtail or discontinue such pay, benefits and employee programs to the same extent it could have done so prior to Closing.

        (c) With respect to any Employee who declines employment with Purchaser and who was not offered a Comparable Position with Purchaser or who is terminated by Purchaser other than for "cause" within twelve (12) months following the Closing Date, Purchaser shall provide to such Employee the compensation and other benefits described on Schedule 6.1 hereof, provided, however, that with respect to the Employees set forth on Schedule 6.1, Seller shall promptly reimburse Purchaser for all costs incurred by Purchaser pursuant to this section. In the event a right to reimbursement arises hereunder, Purchaser shall promptly submit to Seller a claim for reimbursement setting forth the Employee involved, the effective date of termination of employment of such Employee, and the aggregate amount of the costs incurred by Purchaser for which the Purchaser seeks reimbursement. Within five

(5) calendar days of Seller's receipt of such claim, Seller shall remit to Purchaser, in immediately available funds, the amount of such claim.

        (d) Except with the prior written consent of Purchaser, Seller shall not for a period of one (1) year after the Closing Date solicit any Employee to again become an employee of Seller or any of its affiliates. Seller shall inform Purchaser of any Employee who resigns prior to the Closing Date, within five (5) days of such resignation.

        (e) If the transactions contemplated by this Agreement are not consummated for any reason, Purchaser shall not solicit for hire any Employee for a period of one (1) year from the date hereof.

        (f) For each Employee, Seller shall use its reasonable efforts to deliver to Purchaser with copies of Seller's general employee benefit information, staff lists that include title and hire date, all records relating to withholding and payment of income and unemployment taxes (federal, state and local) and FICA taxes (including, without limitation, Forms W-4, Forms I-9, Employee's Withholding Allowance Certificate) with respect to wages paid by Seller during the 1995 calendar year, and other employee records (including, without limitation, performance reviews, pre-employment investigation and background checks). Seller shall provide Purchaser with such information no later than 30 days after the execution of this Agreement.

        (g) As soon as practicable following the Closing Date, Purchaser and Seller shall cooperate to transfer from Seller's 401(k) plan, as applicable to Purchaser's 401(k) plan, the assets and liabilities in Seller's 401(k) plan attributable to the Employees.

        (h) Seller shall promptly reimburse Purchaser for all costs incurred by Purchaser with respect to any person on leave or disability on the Closing Date who does not return to work within such six-month period, which are paid by Purchaser within said six-month period.

6.2      Notice of Closing.
         ----------------

        Except as necessary in order to obtain the Required Regulatory Approvals, prior to the Closing Date Purchaser shall not give any notice or notification of the closing of any of the Branch Offices, or that any Employees are not to be offered employment by Purchaser, or be responsible for any such notice or notification or the communication of any such information to any person.

                                  ARTICLE VII
                              CERTAIN TAX MATTERS
                              -------------------

7.1     Certain Tax Matters.
        -------------------

        (a) Except as otherwise provided in this section hereof (relating to Transfer Taxes), Seller shall be responsible for the payment of all Taxes relating to the Assets for all taxable periods that end prior to the close of business on the Closing Date. Responsibility for Taxes relating to the Assets (for all taxable periods which include but do not end on the Closing Date) shall be allocated between Purchaser and Seller in accordance with the method of
Section 164(d) of the Code. The party which has the primary obligation to do so under applicable law shall file any Tax Return that is required to be filed in respect of Taxes described in this section, and that party shall pay the Taxes shown on such Tax Return and notify the other party in writing of the other party's share of Taxes for which it is responsible, if any, of the Taxes shown on such Tax Return and how such Taxes and share were calculated, which the other party shall reimburse by wire transfer of immediately available funds no later than ten days after receipt of such notice.

        (b) Purchaser and Seller shall each pay half of all transfer, recording, sales, use (including all bulk sales taxes) and other similar taxes and fees (collectively, the "Transfer Taxes") arising out of or in connection with the transactions effected pursuant to this Agreement, other than such Taxes as are calculated with reference to the income or gain of the Seller. Responsibility for Taxes relating to the Assets (for all taxable periods which include but do not and on the Closing Date) shall be allocated between Purchaser and Seller in accordance with the method of Section 164(d) of the Code. The party which has the primary obligation to do so under applicable law shall file any Tax Return that is required to be filed in respect of Taxes described in this section, and that party shall pay the Taxes shown on such Tax Return and notify the other party in writing of the other party's share of Taxes for which it is responsible, if any, of the Taxes shown on such Tax Return and how such Taxes and share were calculated, which the other party shall reimburse by wire transfer of immediately available funds no later than ten days after receipt of such notice.

        (c) Seller and the Purchaser shall provide each other with such assistance as reasonably may be requested by either of them in connection with
(i) the preparation of any Tax Return, or (ii) any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for

Taxes. The party requesting assistance hereunder shall reimburse the other party for reasonable out-of-pocket expenses incurred in providing such assistance, provided, however, that no independent contractors, such as accountants or attorneys, shall be consulted without the written consent of the party requesting assistance, which consent shall not be unreasonably withheld.

        (d) Seller shall deliver to the Purchaser at the Closing a true, correct and complete affidavit which meets the requirements of Treasury Regulation Section 1.1445-2(b)(2) and which attests to Seller's non-foreign status (the "FIRPTA Affidavit"). If Purchaser receives the FIRPTA Affidavit at the Closing, Purchaser shall not withhold any of the consideration paid to Seller under this agreement pursuant to Section 1445 of the Code (and regulations thereunder).


                                  ARTICLE VIII
                   OBLIGATIONS OF PARTIES ON THE CLOSING DATE
                   ------------------------------------------

8.1   Closing Date/Closing.
      --------------------

        (a) Except as otherwise hereinafter provided, the closing date (the "Closing Date") shall be the second Friday upon which all conditions set forth in this Agreement are satisfied or waived or such other date as may be mutually agreeable to the parties hereto; provided, however, that unless otherwise mutually agreed by the parties, the Closing Date shall not be later than June 30, 1996.

        (b) The delivery of the instruments of assignment and transfer to be delivered by Seller and payment by Seller of the amount set forth under this Agreement, delivery of the instruments of assumption to be delivered by Purchaser, and the other transactions herein contemplated to take place concurrently with such deliveries, assumptions, and payments (the "Closing"), shall take place on the Closing Date, at 9:OO a.m. Pacific Time, at the offices of Seller, 135 Main Street, San Francisco, California (or at such other time and place as are agreed to by the parties), and all such deliveries, assumptions, and payments shall be effective as of the close of business on the Closing Date.

        (c) At the Closing, any funds to be paid on the Closing Date shall be paid by wire transfer of immediately available funds on the Closing Date as early as possible and, in any event, before 11:00 a.m. Pacific Time on the Closing Date, and, no effect shall be given to any assignment or assumption by Seller or Purchaser contained in this Agreement until Seller's wire transfer of funds is actually received on the Closing Date.

        (d) Any deliveries, assignments, or transfers required under this Agreement, other than the foregoing, shall be made at the time and date specified in this Agreement (and where no time is specified, on or before the close of business on the date specified) and in the manner and place specified in this Agreement (or, where not specified, in the manner and place as may be reasonably requested in writing by the party that is to receive such delivery, assignment or transfer).

        (e) The payment of the Final Transfer Amount, to the extent based on any of the items to be reflected on the Post-Closing Schedule, shall be determined as of the close of business on the Closing Date.

8.2     Obligations of Seller on the Closing Date.
        -----------------------------------------

        On the Closing Date, Seller shall:

        (a) deliver to Purchaser the Records referred to in Section 2.1(a)(v), to the extent that any such Records are not located at the Branch Offices; and

        (b) execute, acknowledge and deliver to Purchaser (i) a Bill of Sale substantially similar in form and substance to Exhibit C attached hereto and made a part hereof, (ii) with respect to the Fee Properties, special warranty deeds with covenants against grantor's acts and (iii) all such endorsements, assignments, bills of sale, and other instruments of conveyance, assignment and transfer as shall be reasonably necessary or advisable to consummate the sale and transfer to Purchaser of the assets to be sold hereunder.

8.3     Obligations of Purchaser on the Closing Date.
        --------------------------------------------

On the Closing Date, Purchaser shall execute, acknowledge and deliver to Seller an Instrument of Assumption of Assumed Liabilities substantially similar in form and substance to Exhibit D attached hereto and made a part hereof, and all such other instruments as shall be reasonably necessary or advisable to consummate the sale and transfer of assets to Purchaser and the assumption of Assumed Liabilities by Purchaser.


                                   ARTICLE IX
                     CONDITIONS TO EACH PARTY'S OBLIGATIONS
                     --------------------------------------

        The obligations of the parties under this Agreement are to the satisfaction, on or before the Closing Date, of the following conditions:

9.1     Approval of Governmental Authorities.
        ------------------------------------

        All regulatory approvals required to consummate the transactions contemplated hereby were obtained and remain in full force and effect, and all applicable statutory waiting periods expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

9.2      No Injunctions or Restraints.
         ----------------------------

        There is no order, injunction or decree issued by a court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the transactions contemplated by this Agreement in effect.


9.3      Illegality.
         ----------

        There is no statute, rule, regulation, order, injunction or decree enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

                                   ARTICLE X
                      CONDITIONS TO PURCHASE'S OBLIGATIONS
                      ------------------------------------

        The obligations of Purchaser under this Agreement are subject to the satisfaction or waiver, on or before the Closing Date, of the following conditions:

10.1   Representations and Warranties True; Obligations Performed.
       ----------------------------------------------------------

        (a) The representations and warranties made by Seller in 3.1(a) and Sections 3.2 and 3.3 of this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) all of the representations and warranties made by Seller in this Agreement shall be true and correct as of the Closing Date at and as though such representations and warranties were made as of the Closing Date. The condition contained in this Section 10.1(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct unless the failure of any of the representations or warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect, and, nothing contained in this section 10.1(a) shall be deemed to preclude, or otherwise limit, the right of Purchaser to be indemnified for any breach of a representation or warranty by Seller in accordance with the provisions of
Article XII hereof.

        (b) Seller performed and complied in all material respects with all obligations, covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

        (c) Seller delivered to Purchaser a certificate of an executive officer of Seller, dated the Closing Date, certifying to the fulfillment of the foregoing conditions.

10.2    Opinion of Counsel.
        ------------------

        Purchaser received an opinion of counsel for Seller, dated the Closing Date, with respect to the matters set forth on Exhibit E attached hereto.

10.3    No Pending Governmental Actions.
        -------------------------------

        There is no pending proceeding, initiated by any Governmental Entity, seeking an Injunction.

10.4    Consents.
        --------

        All of the consents contemplated by Schedule 3.3 (other than those contemplated by Section 9.1) were obtained by Seller, except for such third party consents the failure of which to obtain would not have a Material Adverse Effect.

                                   ARTICLE XI
                       CONDITIONS TO SELLER'S OBLIGATIONS
                       ----------------------------------

        The obligations of Seller under this Agreement to be performed at the Closing shall be subject to the satisfaction or waiver, on or before the Closing Date, of the following conditions:


11.1    Representations and Warranties True; Obligations Performed.
        ----------------------------------------------------------

        (a) The representations and warranties made by Purchaser in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though such representations and warranties were made at and as of such date. Notwithstanding the foregoing, the conditions contained in this Section 11.1(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct unless the failure of any of the representations or warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect, and, nothing contained in this section 11.1(a) shall be deemed to preclude, or otherwise limit, the right of Seller to be indemnified for any breach of a representation or warranty by Seller in accordance with the provisions of Article XII hereof).

        (b) Purchaser performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

        (c) Purchaser delivered to Seller a certificate of an executive officer of Purchaser, dated the Closing Date, certifying to the fulfillment of the foregoing conditions.

11.2    Opinion of Counsel.
        ------------------

        Seller received an opinion of counsel for Purchaser, dated the Closing Date, with respect to the matters set forth on Exhibit F attached hereto.

11.3    No Governmental Actions.
        -----------------------

        There is no pending proceeding, initiated by any Governmental Entity, seeking an Injunction.

11.4    Consents.
        --------

        All of the consents contemplated by Schedule 4.3 (other than those contemplated by Section 9.1) were obtained by Purchaser, except for such third party consents the failure of which to obtain would not have a Material Adverse Effect.

                                  ARTICLE XII
                                INDEMNIFICATION
                                ---------------

12.1    Seller to Indemnify.
        -------------------

        Seller agrees to indemnify, hold harmless and defend Purchaser, and Purchaser's directors, officers, subsidiaries, successors and assigns, and "Affiliates", as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (collectively, the "Purchaser's Indemnified Parties"), on an after tax basis, from and against any and all claims, losses, liabilities, costs and expenses, including legal fees and expenses, damages, expenditures, proceedings, judgments, awards, demands and obligations to third parties ("Losses") of any kind whatsoever which may at any time be incurred by, imposed upon, or asserted or awarded against Purchaser's Indemnified Parties that:

        (a) arise out of or result from the breach or inaccuracy of any representation or warranty made by Seller in this Agreement (which shall include the Exhibits and Schedules attached hereto) or any certificate delivered to Purchaser hereunder,

        (b) arise out of or resulting from any breach or failure to comply with any covenant made by Seller in this Agreement,

        (c) arise out of or resulting from or based upon any Excluded Asset and any asset other than the Assets or any Excluded Liability,

        (d) are a claim, liability, obligation or penalty related to the Deposits transferred pursuant to this Agreement arising out of or relating to Seller's preparation or submission (or failure to prepare or submit) of the information, returns or reports required by applicable laws with respect to periods prior to the Closing Date, except, to the extent that such claim, liability or obligation is caused by Purchaser's negligence,

        (e) are a claim, liability, obligation, Tax, contract or commitment arising out of or relating to any of the Assets, the Branch Offices, or Seller or its business or operations, except to the extent specifically assumed by Purchaser hereunder,

        (f) are a claim or liability asserted by any former employee of Seller relating to any condition which existed in the Branch Offices during the time that Seller operated such Branch Offices and Seller employed such employee, or

        (g) are a claim or liability arising out of Seller's failure to properly record accrued interest on the Deposits prior to the Closing Date.

12.2    Purchaser to Indemnify.
        ----------------------

        Purchaser agrees to indemnify, hold harmless and defend Seller, and Seller's directors, officers, subsidiaries, successors and assigns, and Affiliates (collectively, the "Se11er,s Indemnified Parties"), on an after tax basis, from and against any and all Losses of any kind whatsoever which may at any time be incurred by, imposed upon, or asserted or awarded against the Seller's Indemnified Parties that:

        (a) arise out of or result from the breach or inaccuracy of any representation or warranty made by Purchaser in this Agreement (which shall include the Exhibits and Schedules attached hereto) or any certificate delivered to Seller hereunder,

        (b) arise out of or result from any breach or failure to comply with any covenant made by Purchaser in this Agreement,

        (c) are sustained or incurred by the Seller's Indemnified Parties by reason of any failure of the Purchaser to pay, perform or otherwise discharge the Assumed Liabilities,

        (d) are based upon any action taken or omitted to be taken by Purchaser subsequent to the Closing or (except to the extent specifically otherwise provided herein) resulting from or arising in connection with any transaction or event occurring subsequent to the Closing, or

        (e) are for any exit or entrance fees payable to the FDIC as a result of the consummation of the transactions contemplated hereby.

12.3    Procedure for Indemnification.
        -----------------------------

        (a) if a party entitled to be indemnified under this Agreement (an "Indemnitee") receives notice of the assertion by an unaffiliated third party (a "Third Party") of any claim or potential liability or of the commencement by any such person of any action or proceeding (a "Third Party Claim") with respect to which another party hereto (an "Indemnifying Party") is obligated to provide indemnification, the Indemnitee shall give the Indemnifying Party prompt notice thereof after becoming aware of such Third Party Claim. Such notice shall describe the Third Party Claim in reasonable detail and shall indicate the amount (estimated if necessary) of the Loss that has been or may be sustained by the Indemnitee. Such notice shall be a condition precedent to any liability of the Indemnifying Party for any Third Party Claim under the provisions for indemnification contained in this Agreement; provided, however, that the failure of the Indemnitee to give prompt notice to the Indemnifying Party of such Third Party Claim shall adversely affect the Indemnitee's rights to indemnification hereunder solely to the extent that such failure prejudices the Indemnifying Party in the defense of such Third Party Claim.

        (b) The Indemnifying Party may elect to compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. If the Indemnifying Party elects to compromise or defend such Third Party Claim, it shall, within 30 days after receiving notice of the Third Party Claim, notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Third Party Claim. If the Indemnifying Party elects not to compromise or defend against the Third Party Claim, or fails to notify the Indemnitee of its election as herein provided, or otherwise abandons the defense of such Third Party Claim, (i) the Indemnitee may pay (without prejudice of any of its rights as against the Indemnifying Party), compromise or defend such Third Party Claim and (ii) the costs and expenses of the Indemnitee incurred in connection therewith shall be indemnifiable by the Indemnifying Party pursuant to the terms of this Agreement.

        (c) In addition, in connection with any Third Party Claim in which the Indemnitee shall reasonably conclude, based upon an opinion of its counsel, that
(i) there is a conflict of interest between the Indemnifying Party and the Indemnitee in the conduct of the defense of such Third Party Claim or (ii) there are specific defenses available to the Indemnitee which are different from or additional to those available to the Indemnifying Party and which could be materially adverse to the Indemnifying Party, then the

Indemnitee shall have the right to retain separate counsel in connection with such Third Party Claim. In such an event, the Indemnifying Party shall pay the reasonable fees and disbursements of counsel to each of the Indemnifying
Party and the Indemnitee.

        (d)     Notwithstanding the foregoing, neither the Indemnifying
Party nor the Indemnitee may settle or compromise any claim (unless the sole relief payable to a Third Party in respect of such Third Party Claim is monetary damages that are paid in full by the party settling or compromising such claim) over the objection of the other, PROVIDED, HOWEVER, that consent to settlement or compromise shall not be unreasonably withheld.

        (e) In any event, except as otherwise provided herein, the Indemnitee and the Indemnifying Party may each participate, at its own expense, in the defense of such Third Party Claim.

        (f) If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any personnel or any books, records or other documents within its control that are reasonably necessary or appropriate for such defense, subject to the receipt of appropriate confidentiality agreements.

        (g) Notwithstanding anything to the contrary stated hereinabove in this section, in the event prompt action is required with respect to the defense of a Third Party Claim, the Indemnitee shall, subject to the terms and conditions of this Article, have the right to assume the defense of such Third Party Claim; PROVIDED, however, that in the event that the Indemnifying Party subsequently elects to assume the defense of such Third Party Claim, then the provisions set forth hereinabove shall be applicable and the Indemnifying Party shall, subject to the terms and conditions of this Article, reimburse the Indemnitee for any costs and expenses incurred by the Indemnitee prior to the date the Indemnifying Party assumes control of such Third Party Claim.

        (h) Notwithstanding the foregoing, if an offer of settlement or compromise is received by or communicated to the Indemnifying Party with respect to a Third Party Claim and the Indemnifying Party notifies the Indemnitee in writing of the Indemnifying Party's willingness to settle or compromise such Third Party Claim on the basis set forth in such notice and the Indemnitee declines to accept such settlement or compromise, the Indemnitee may continue to contest such Third Party Claim, free of any participation by the Indemnifying Party, at the Indemnitee's sole expense. The obligation of the Indemnifying Party to the Indemnitee with respect to such Third Party Claim shall be equal to the lesser of (i) the amount of the offer of settlement or compromise which the Indemnitee declined to accept plus the costs and expenses of the Indemnitee prior to the date the Indemnifying Party notifies the Indemnitee of the Indemnifying Party's willingness to settle or compromise such Third Party Claim or (ii) the amount the Indemnitee is obligated to pay as a result of the Indemnitee's continuing to contest such Third Party Claim including costs and expenses with respect thereto; and the Indemnifying Party shall be entitled to recover (by set-off or otherwise) from the Indemnitee any additional expenses incurred by the Indemnifying Party as a result of the Indemnitee's decision to continue to contest such Third Party Claim.

        (i) Any claim on account of a Loss which does not involve a Third Party Claim shall be asserted by a written notice given by the party claiming indemnity to the party from which indemnity is claimed. The recipient of such notice shall have a period for 60 days within which to respond thereto. If such recipient does not respond within such 60-day period, such recipient shall be deemed to have accepted responsibility to make payment, subject to the provisions hereof, and shall have no further right to contest the validity of such claim. If the recipient does respond within such 60-day period and rejects such claim in whole or in part, the party claiming indemnity shall be free to pursue such remedies as may be available to such party by applicable law.

        (j)     If the amount of any Loss shall,  at  any   time subsequent to
payment of indemnification pursuant to this Agreement, be reduced by receipt of insurance proceeds by the Indemnitee in respect of such Loss, the amount of such reduction less any expenses incurred in connection therewith shall promptly be repaid by the Indemnitee to the Indemnifying Party.

        (k) Notwithstanding anything to the contrary contained in this Agreement, no claim shall be made against Seller for indemnification under
Section 12.1(a) with respect to any Loss which any of Purchaser's Indemnified Parties may suffer, incur or sustain unless the aggregate of all such Losses described in Section 12.1(a) shall exceed $500,000 on a pre-tax basis, and Seller shall only be required to pay or be liable for any such Losses described in Section 12.1(a) to the extent that their aggregate amount exceeds $500,000 on a pre-tax basis, and then only with respect to Losses incurred in excess of such amount, provided, however, that the $500,000 on a pre-tax basis limitation contained in this Section 12.3(k) shall not apply to, and Purchaser's Indemnified Parties shall be entitled to dollar-for-dollar recovery with respect to, Losses suffered, incurred or sustained which arise out of, result from or are attributable to breaches of the representations contained in Sections 3.5 and 3.12 hereof.

12.4  Production of Witnesses.
      -----------------------

        Following the Closing, each party shall use its best efforts to make available to the other party, upon written request, its employees and agents as witnesses to the extent that any such person may be reasonably required in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved.

12.5 Survival.
     --------

        No rights to indemnification with respect to breaches of the representations and warranties of the parties contained in this Agreement shall be asserted by any party unless notice thereof is given on or before the date such representation or warranty no longer survives as provided in this Section
12.5. The representations and warranties of Seller, on the one hand, and of Purchaser, on the other hand, contained in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the Closing Date and shall expire on the first anniversary of the Closing Date.

                                  ARTICLE XIII
                                  TERMINATION
                                  -----------

13.1     Methods of Termination.
         ----------------------

        This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

        (a)     by mutual written consent of Seller and Purchaser;

        (b) by either Seller or Purchaser, upon written notice to the other, if the transactions contemplated by this Agreement are not consummated on or before June 30, 1996 (the "Termination Date"), unless the failure of such occurrence is due to the failure of the party seeking to terminate this Agreement to perform or to observe the agreements set forth herein at or before the Closing;

        (c) by either Seller or Purchaser, upon written notice to the other, if there is a material breach of an obligation of the other party hereunder and such breach is not remedied within 30 days after receipt by such breaching party of notice in writing from the non-breaching party, specifying the nature of such breach and requesting that it be remedied;

        (d) by either Seller or Purchaser, upon written notice to the other, if any court or governmental authority of competent jurisdiction issues a final unappealable order prohibiting consummation of any material transaction contemplated hereby; or

        (e) by either Seller or Purchaser, upon written notice to the other, following the expiration of thirty (30) days after any Governmental Entity shall have denied or refused to grant the approvals or consents required to be obtained pursuant to this Agreement, unless within said thirty (30) day period Purchaser and Seller agree to submit or resubmit an application to, or appeal the decision of, the regulatory authority which denied or refused to grant approval thereof.

13.2    Effect of Termination.
        ---------------------

        (a) In the event of the termination and abandonment of this Agreement pursuant to Section 13.1 hereof, this Agreement shall become void and have no effect, without any liability on the part of any party to this Agreement or its Affiliates, directors, officers or stockholders, other than the provisions of this Section 13.2, Section 14.4 and the confidentiality provisions of Section 5.2(a). Notwithstanding the foregoing sentence, a termination of this Agreement shall not defeat or impair the right of any party to pursue such relief as may otherwise be available to it on account of any willful breach of this Agreement or any of the representations, warranties, covenants or agreements contained in this Agreement.

        (b) Notwithstanding anything to the contrary contained in this Agreement, upon termination of this Agreement, for any reason, other than a closing of the transaction contemplated by this Agreement, Seller shall immediately reimburse the Purchaser for any payment made by Purchaser pursuant to Section 5.19 of this Agreement. The parties agree that the obligation created by this Section 13.2(b) shall survive the termination of this Agreement.


                                  ARTICLE XIV
                               GENERAL PROVISIONS
                               ------------------

14.1    Entire Agreement; Modification; Waiver.
        --------------------------------------

        This Agreement, including all Exhibits and Schedules hereto, constitutes the entire agreement of the parties pertaining to the subject matter contained herein and this Agreement supersedes all prior or contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment to, or waiver of this Agreement shall be binding unless executed in writing by Seller and Purchaser. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

14.2    Counterparts.
        ------------

        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.3    Headings.
        --------

        The headings of the Sections, Articles, Exhibits and Schedules of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

14.4    Payment of Expenses.
        -------------------

        Except as otherwise provided in this Agreement, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

14.5    Governing Law.
        -------------

        This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without giving effect to the principles of conflict of laws thereof.

14.6    Addresses of Notice, Etc.
        ------------------------

        All notices, requests, demands and other communications provided for under this Agreement and under the related documents shall be in writing (including telegraphic communication) and mailed (by registered or certified mail, return receipt requested, or by Federal Express or other similar express overnight delivery service), or telegraphed, or delivered to the applicable party at the addresses indicated below.

        If to Purchaser:

                Charter One Bank, F.S.B.
                1215 Superior Ave.
                Cleveland, OH 44114
                Attn:   Mark D. Grossi,
                        Executive Vice President

        With a copy to:
                Charter One Bank, F.S.B.
                1215 Superior Ave.
                Cleveland, OH 44114
                Attn:   Robert J. Vana,
                        Chief Corporate Counsel

        If to Seller:
                First Nationwide Bank, A Federal Savings Bank
                135 Main Street, 20th Floor
                San Francisco, California 94105
                Attention:  Carl Webb, President

        With a copy to:
                First Nationwide Bank, A Federal Savings Bank
                200 Crescent Ct., Ste.  1350
                Dallas, TX 75201
                Attention:  Christie S. Flanagan, General Counsel


or, to each party, at such other address that party designates in a written
notice to the other party in accordance with this section.     All  such
notices,   requests,  demands  or  other communications shall be deemed delivered (i) if sent by messenger, upon personal delivery to the party to whom the notice is directed, (ii) if sent by telecopier, upon electronic or telephonic confirmation of receipt from the receiving telecopier machine, or
(iii) if sent by reputable overnight courier, one (1) day after delivery to such courier.

14.7    Publicity.
        ---------

        Except as may be required by law or by the rules or regulations of any governmental authority or securities exchange or as may be necessary with respect to any rating agency, or, with respect to Seller, where deemed by Seller required in connection with Seller's efforts to obtain the financing necessary for it to close the Agreement and adequately capitalize itself upon such close, prior to the Closing Date, neither party shall, directly or indirectly, make or cause to be made any public announcement or disclosure, or issue any notice, relating to any of the transactions contemplated by this Agreement, without the prior written consent of the other party, which consent shall not be unreasonably withheld. Both parties will limit the distribution of information relative to this transaction to those persons who must be aware of the Agreement for the performance of their duties.

14.8    Severability.
        ------------

        If any paragraph, section, sentence, clause, phrase, word or covenant contained in this Agreement shall become illegal, null or void, or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void, or against public policy, the remaining paragraphs, sections, sentences, clauses, phrases, words and covenants contained in this Agreement shall not be affected.

14.9    Enforcement of the Agreement.
        ----------------------------

        The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to
which   they are entitled at law or in equity.

14.10   Binding Nature; Assignment.
        --------------------------

        This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns. Neither party shall assign or otherwise transfer any rights or obligations under this Agreement without the express written consent of the other party; provided, however, that either party may assign its rights or obligations under this Agreement to any Affiliate of such party; provided, further, that no such assignment shall relieve the assigning party of its obligations hereunder.

14.11   No Third Party Rights.
        ---------------------

        This Agreement is not intended, nor shall it be construed, to create any express or implied third party beneficiary rights in any person, including present or former employees of Seller, the Employees, or any beneficiaries or dependents thereof.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of December 14, 1995.

                SELLER:
                FIRST NATIONWIDE BANK,
                A FEDERAL SAVINGS BANK

                By: Carl Webb
                   -------------------------------
                Name:  Carl Webb
                      ----------------------------
                Title:  President
                      ----------------------------

                PURCHASER:
                CHARTER ONE BANK, F.S.B.

                By:
                   -------------------------------
                Name:
                      ----------------------------
                Title:
                      ----------------------------
breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

14.10   Binding Nature; Assignment.
        --------------------------

        This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns. Neither party shall assign or otherwise transfer any rights or obligations under this Agreement without the express written consent of the other party; provided, however, that either party may assign its rights or obligations under this Agreement to any Affiliate of such party; provided, further, that no such assignment shall relieve the assigning party of its obligations hereunder.

14.11   No Third Party Rights.
        ---------------------

        This Agreement is not intended, nor shall it be construed, to create any express or implied third party beneficiary rights in any person, including present or former employees of Seller, the Employees, or any beneficiaries or dependents thereof.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of December 14, 1995.

                SELLER:
                FIRST NATIONWIDE BANK,
                A FEDERAL SAVINGS BANK

                By:
                   -------------------------
                Name:
                     -----------------------
                Title:
                      ----------------------

                PURCHASER:
                CHARTER ONE BANK, F.S.B.

                By: Charles John Koch
                   -------------------------
                Name: Charles John Koch
                     -----------------------
                Title: President and CEO
                      ----------------------

                                   EXHIBIT A

                           LIST OF MICHIGAN BRANCHES

BRANCH # 885    BELLEVILLE
                186 Main Street
                Belleville, MI 48111

BRANCH # 872    BIRMINGHAM
                176 South Woodward Avenue
                Birmingham, MI 48009

BRANCH # 884    CLINTON TOWNSHIP
                43030 Hayes Road
                Clinton Township, MI 48038

BRANCH # 855    DEARBORN/SCHAEFER
                13606 Michigan Avenue
                Dearborn, MI 48126

BRANCH # 856    DEARBORN/GREENFIELD
                15930 Michigan Avenue
                Dearborn, MI 48126

BRANCH # 853    DEARBORN HEIGHTS/FORD ROAD
                23550 Ford Road
                Dearborn Heights, MI 48127

BRANCH # 854    DEARBORN HEIGHTS/CHERRY HILL
                27270 Cherry Hill
                Dearborn Heights, MI 48127

BRANCH # 868    DETROIT/JOY ROAD
                10641 Joy Road
                Detroit, MI 48204

BRANCH # 866    DETROIT/EAST WARREN
                16530 East Warren
                Detroit, MI 48224

BRANCH # 870    DETROIT/SCHAEFER
                16841 Schaefer
                Detroit, MI48235

BRANCH # 857   DETROIT/CENTRAL
               7707 Michigan Avenue
               Detroit, MI 48210

BRANCH # 881   FARMINGTON
               22725 Orchard Lake Road
               Farmington, MI 48336

BRANCH # 874   GROSSE POINTE WOODS
               19307 Mack Avenue
               Grosse Pointe Woods, MI 48236

BRANCH # 880   LIVONIA EAST/MIDDLEBELT
               28999 West Five Mile
               Livonia, MI 48154

BRANCH # 876   LIVONIA/WEST FARMINGTON
               33408 Five Mile
               Livonia, MI 48154

BRANCH # 882   PONTIAC
               75 West Huron
               Pontiac, MI 48342

BRANCH # 859   SOUTHFIELD
               25123 Southfield
               Southfield, MI 48075

BRANCH # 879   STERLING HEIGHTS
               2270 East Sixteen Mile
               Sterling Heights, MI 48310

BRANCH # 878   WARREN/HOOVER ROAD
               26681 Hoover Road
               Warren, MI 48089

BRANCH # 877   WARREN/VAN DYKE
               8424 East Twelve Mile
               Warren, MI 48093

BRANCH # 886   YPSILANTI
               123 West Michigan Avenue
               Ypsilanti, MI 48197

                                   EXHIBIT B
                                   ---------

5.15  General Conversion Matters.
      --------------------------

        (a) TAXPAYER INFORMATION. Seller shall deliver to Purchaser within three (3) Business Days after the Closing Date (a) TINs (or record of appropriate exemption) for all holders of Accounts and (b) all other information in Seller's possession or reasonably available to Seller required by applicable law to be provided to the IRS with respect to the Assets and Deposits and the holders thereof (collectively, the "Taxpayer Information").

      (b) Data Processing Tapes and File Packages.
          ---------------------------------------

            (i) No later than thirty (30) days following the execution of this Agreement, Seller will provide Purchaser with tape record layouts of all account types at the Branch Offices, initial data processing test file packages, and related product and marketing information.

            (ii) On the day immediately following the Closing Date, Seller will provide Purchaser with magnetic tapes for the conversion of the data processing for the Deposits.

            (iii) Data processing conversion will occur on or before August 1, 1996.

             (iv) Seller and Purchaser shall cooperate with one another in order to ensure the orderly transfer of all data processing information. If Seller uses third party data processing services to support Seller's pre-closing or closing activities, Seller shall be responsible for ensuring that all such third party processing services are provided for the benefit of Purchaser. If Purchaser expects to use third party data processing services to support post-closing activities, Purchaser shall be responsible for ensuring that all such third party processing services are provided, and Seller shall cooperate with Purchaser to ensure that the services are provided by the third parties.

            (v) Within ninety (90) days following the Closing Date, to the extent that Seller has such items and information in its possession, Seller shall deliver to Purchaser information with respect to the Deposits for the three (3) annual periods ending December 31 of the previous three (3) years and the period elapsed of the current year through the Closing Date. Such information shall be delivered in the format (whether tape or microfiche) on which such information is maintained by Seller, and such information shall include, with respect to each Deposit account, as applicable and to the extent Seller has such information in its possession, customer name, account number, taxpayer identification number, deposit type, account opening date, average collected balance, current balance, branch code, interest method and frequency, maturity date, last rollover date, term, and next interest payment due date.

        (c) MISSING TAXPAYER IDENTIFICATION NUMBERS. At or prior to the Closing Date, Seller shall provide Purchaser with a list of all Deposits with respect to which notice was received from the Internal Revenue Service stating that the taxpayer identification number is missing or incorrect. Said list shall also set forth the date on which the notice was received by Seller.

        (d) ASSUMPTION OF IRA DEPOSITS. With respect to Deposits which are IRAs, Seller will use its reasonable efforts and will cooperate with Purchaser, both before and after the Closing, in taking whatever actions are reasonably necessary to accomplish the appointment of Purchaser as successor trustee/custodian, such appointment to be effective as of the Closing Date, including but not limited to sending to the depositors thereof appropriate notices, cooperating with Purchaser in soliciting consents from such depositors to the extent required, and filing any appropriate applications with
applicable  regulatory  authorities.     Upon appointment as successor
trustee/custodian by Seller and, after the Closing Date, Purchaser shall succeed to the rights, obligations, properties, assets, investments, deposits, agreements and trusts of Seller under such IRAs, all to the same extent as though Purchaser had originally assumed such appointments; provided that Purchaser shall have no liability for any action or failure to act by Seller with respect to IRAs that occurred on or prior to the Closing Date.

        (e) RETIREMENT ACCOUNTS. Seller shall provide Purchaser with the trust documents for the Retirement Accounts assumed by Purchaser under Article II of this Agreement.

        (f)   ASSSUMPTION OF KEOGH DEPOSITS.    With  respect  to Purchaser's
proposed assumption of Retirement Accounts which are Keogh Accounts, Seller shall cooperate with Purchaser to invite depositors to direct a transfer of each such depositor's Keogh Account and the related Retirement Account to Purchaser, as trustee thereof, with Purchaser to succeed as trustee under the Seller's current form of Keogh Plan with respect to each Keogh Account. Notwithstanding the foregoing, (i) Purchaser shall have no liability for any action or failure to act by Seller with respect to Keogh Accounts that occurred on or prior to the Closing Date and (ii) Purchaser will not assume any Retirement Accounts which are Keogh Accounts (and such Retirement Accounts will not be considered in calculating the payments to be made pursuant to Article
II) unless Purchaser has received the documents necessary for such assumption or transfer at or before the Closing. With respect to depositors who do not appoint a successor trustee, Seller will use its reasonable efforts after Closing in order to enable Purchaser to retain such Keogh Accounts at the Branch Offices.

        (g) ATM ACCESS CARDS. AS of the close of business on the Closing Date, all ATM access cards issued by Seller to customers of the Branch Offices shall be void. In connection with the notices to depositors described in Section 5.9 of this Agreement, at least forty-five (45) days prior to the Closing Date, Seller shall notify Branch Office customers in writing of such cancellation of the ATM access cards. At least 45 days prior to the Closing Date, Seller agrees to provide the necessary data tapes required to accommodate the processing of ATM cards ("ATM Tape"). Seller will provide a test ATM Tape to Purchaser within 30 days of the execution of this Agreement. The ATM access card data will be provided by Seller in the format that is maintained by Seller. Purchaser may issue, but it may not activate, ATM access cards to depositors prior to the Closing Date. Except as otherwise permitted in this Agreement, Seller shall take such other actions as are necessary to limit the Branch Office customers' access to funds transferred to Purchaser after the Closing Date.

        (h) SCHEDULE OF HOLDS AND STOP PAYMENTS. At the Closing, Seller will deliver to Purchaser a schedule of holds and stop payments placed on particular accounts or individual checks at the Branch Offices and the terms of such holds.

        (i) CERTAIN ITEMS CREDITED FOR DEPOSIT. After the Closing Date, any items (other than those issued by the federal, state or local government or any related entity) that were credited for deposit to an account at any Branch Office prior to the Closing Date and are returned unpaid and any checks issued by the federal, state, or local government or any related entity that were credited for deposit to an account at any Branch Office prior to the Closing Date and are returned unpaid ("Returned Items") will be handled in the following manner:

            (i) If Purchaser's bank account is charged for the Returned Item and there are sufficient funds in the account to which such Returned Item was credited or any other accounts on deposit at the Branch Offices or at any other branch office of Purchaser standing in the name of the party liable for such item, Purchaser will, to the extent legally permissible, debit any or all of such accounts an amount equal in the aggregate to the Returned Item. If Purchaser's bank account is charged for the Returned Item and there are not sufficient funds in the account, Purchaser shall attempt to obtain reimbursement from the account to which, or from the party to whom, the Returned Item was credited; and

            (ii) If Seller's bank account is charged for the Returned Item and there are sufficient funds in the account to which such Returned Item was credited or any other accounts on deposit at the Branch Offices or at any other branch office of

      Purchaser standing in the name of the party liable for such item, Purchaser shall, to the extent legally permissible, debit any or all of such accounts an amount equal in the aggregate to such Returned Item and shall repay that amount to Seller. If those accounts do not contain funds sufficient to reimburse Seller fully or Purchaser is otherwise unable to debit such accounts, Seller shall retain such Returned Item, and the collection thereof shall remain the obligation of the Seller for the Seller's own benefit.

        (j) NEW CHECKS. As soon as possible and no later than thirty (30) days following the Closing Date, Purchaser shall provide holders of checking accounts at the Branch Offices some new checks MICR encoded with Purchaser's routing and transit numbers and Purchaser's customer identification number at its sole cost and expense. For a period no longer than ninety (90) days following the Closing Date, Seller shall immediately pass through to Purchaser checks received by it drawn on such accounts. Purchaser accepts full responsibility to either pay the items or return them in accordance with the customer agreement and the applicable state uniform commercial code. During the ninety (90) day or shorter period described, Seller shall give Purchaser a daily accounting of debits for its clearing account. On a daily basis, upon review of such debits, Purchaser shall reimburse Seller by wire transfer in immediately available funds to Seller's Account; provided, however, after thirty (30) days following the Closing, Seller shall settle by wire transfer in immediately available funds on a weekly basis.

        (k) REMITTANCE OF PAYMENTS. For ninety (90) days following the Closing Date,

            (i) Seller shall remit to Purchaser all payments received by Seller at its other offices after the Closing Date which relate to the Branch Offices with respect to Loans or amounts intended for deposit to the accounts which are part of the Deposits or otherwise relating to the Deposits or Loans, and after such ninety (90) day period Seller shall return such items;

            (ii) Purchaser shall remit to Seller all payments received by Purchaser at the Branch Offices or its other offices after the Closing Date which relate to Seller's other offices, and after such ninety (90) day period Purchaser shall return such items; and

            (iii) With respect to checks or drafts drawn against accounts which are Deposits, Seller shall cooperate with Purchaser and take all reasonable steps requested by Purchaser to ensure that each such item that is coded for presentment to Seller or to any bank for the account of Seller is delivered to Purchaser in accordance with applicable law and Clearing House rules or agreement, and after such ninety (90) day period Seller shall return such items marked "Account Closed".

        (1)   CHECK SORTING.   For ninety  (90) days following the Closing
Date, on a daily basis Seller shall out sort all checks drawn on an account maintained at any Branch office and prepare them to be couriered to Purchaser at a location designated by Purchaser by the close of business on the day they are received; provided that Seller shall also transmit to Purchaser, as instructed by Purchaser, copies of all items payable in the amount of $2,500 or more. Purchaser shall arrange and pay for all couriers that are necessary for check processing activity during this period. Purchaser shall settle for the gross dollar amount of out sorted checks drawn on an account maintained at any Branch Office by wire transfer in immediately available funds to Seller's Account on the day that Purchaser receives the daily accounting of debits from Seller; provided, however, that after thirty (30) days following the Closing Date, Purchaser shall settle on a weekly basis by wire transfer in immediately available funds. All rejected checks written on an account maintained at any Branch Office which is transferred to Purchaser pursuant to this Agreement are to be the responsibility of Purchaser. After the ninety (90) day period, Seller may return such items marked "Account Closed".

       (m) ACH ITEMS. ACH items will be handled in the following manner:

            (i) At least thirty (30) calendar days prior to the Closing Date, Seller will deliver to Purchaser (A) a modem transmission of all ACH Items and recurring debit arrangements in standard ACH format, (B) copies of all ACH origination forms for social security payments and recurring debit arrangements being assumed by Purchaser hereunder, and (C) all other records and information in Seller's possession necessary for Purchaser to administer such arrangements.

            (ii) As soon as possible after the Closing Date, Seller and Purchaser will use their reasonable efforts to transfer all ACH arrangements to Purchaser. Purchaser shall continue such ACH arrangements and such recurring debit arrangements as are originated and administered by third parties and for which Purchaser need act only as processor.

            (iii) Beginning on the Closing Date and for one hundred and twenty (120) days after the Closing Date, Seller shall use commercially reasonable efforts to, prior to 12:00 p.m. Eastern Time Zone on each Business Day, (A) telecopy or deliver to Purchaser at such address as Purchaser may from time to time designate, a summary of ACH Items activity as received in the warehouse file, but prior to posting to Seller's account affecting the Deposits at the Branch Offices during the prior Business Day, and (B) remit immediately available funds by wire transfer to Purchaser all ACH Items funds then known by Seller which are intended for deposit accounts at the Branch Offices being transferred to Purchaser on such Business Day. One hundred and twenty (120) days after the Closing Date, Seller will return all such ACH Items to the paying party and Purchaser shall assume no responsibility with respect to such ACH Items.

        (n)   RECLAMATIONS.   Purchaser will make every effort to recover
funds on reclamations received for federal recurring payments and ACH
transfers.     If collection efforts are unsuccessful, Seller shall be
responsible for reimbursing Purchaser for those transactions that were processed prior to and through the Closing Date.

        (o) CO-OPERATION WITH RESPECT TO RECORDS. For a period of three years after the Closing Date, each party shall permit the other party, as may be reasonably necessary to the conduct of the other party's business, to have access to all Records of which the party has custody, and to use, inspect, make extracts from or request copies of any such Records. The party requesting a copy of any Record shall bear the cost of duplication thereof. The cost of duplication of any Record in the form of microfilm or microfiche or computer records shall be based on accepted industry charges, to the extent applicable. A copy of each Record requested shall be provided as soon as practicable by the party having custody thereof.

                                   EXHIBIT C
                                   ---------

                                  BILL OF SALE
                                  ------------



        This BILL OF SALE (this "Bill of Sale"), is made as of from FIRST NATIONWIDE BANK, A FEDERAL SAVINGS BANK, ("Seller"), to CHARTER ONE BANK, F.S.B. ("Purchaser").

        WHEREAS, pursuant to the Asset Purchase and Sale Agreement, dated as of (the "Agreement"), by and between Seller and Purchaser, Purchaser has agreed to purchase from Seller all of its right, title and interest in and to certain assets.

        NOW, THEREFORE, in consideration of the foregoing and for which are hereby acknowledged by Seller, Seller does hereby sell, convey, assign, transfer and deliver to Purchaser, and its successors and assigns, all of Seller's right, title and interest in and to the Assets (such capitalized term and, except as otherwise defined herein, all other capitalized terms used herein shall have the meaning ascribed to such terms in the Agreement) as of the date hereof.

        In accordance with the Agreement, the Assets shall not include, and Purchaser is not acquiring from Seller, any of the Excluded Assets, and Seller shall retain ownership of all right, title and interest in and to the Excluded Assets.

        Seller covenants and agrees with Purchaser that Seller will execute, acknowledge and deliver such other and further instruments and will take such other action as may be necessary or desirable to carry out more effectively the transfer of assets provided for herein.

        Nothing in this instrument, express or implied, is intended or shall be construed to confer upon, or give to, any person other than Purchaser and its successors and assigns, any remedy or claim under or by reason of this instrument or any agreements, covenants or terms hereof, and all the agreements, covenants and terms contained in this instrument shall be for the sole and exclusive benefit of Purchaser and its successors and permitted assigns.

        This Bill of Sale shall inure to the benefit of Purchaser and its successors and permitted assigns and be binding upon and enforceable against Seller and its successors and permitted assigns.

        Seller does for itself and its successors, covenant with Purchaser and its successors, that Seller is the lawful owner of the Assets, that the Assets are free from all encumbrances, that Seller has good right to sell the Assets, and that Seller will warrant and defend the sale of the Assets hereby made to Purchaser and its successors, against the lawful claims and demands of all persons whomsoever.

        IN WITNESS WHEREOF, this Bill of Sale has been duly executed and delivered by the duly authorized office of Seller as of the date first written above.

                                    FIRST NATIONWIDE BANK,
                                    A FEDERAL SAVINGS BANK

                                    By:
                                        ----------------------------
                                    Name:
                                    Title:


      AOREED AND ACCEPTED:
      CHARTER ONE BANK, F.S.B.


By:
    ----------------------------------
      Name:
      Title:

                                   EXHIBIT D
                                   ---------

                            INSTRUMENT OF ASSUMPTION
                            ------------------------


        This INSTRUMENT OF ASSUMPTION (this "Instrument of Assumption") is made as of________________________ , by CHARTER ONE BANK, F.S.B. ("Purchaser"), in favor of FIRST NATIONWIDE BANK, A FEDERAL SAVINGS BANK ("Seller"), pursuant to the Asset Purchase and Sale Agreement dated as of _________________________ (the "Agreement"), by and between Purchaser and Seller.

        In partial consideration of the sale, conveyance, assignment, transfer and delivery by Seller to Purchaser, pursuant to the Agreement, of all of Seller's right, title and interest in and to the Assets (such capitalized term and, except as otherwise defined herein, all other capitalized terms used herein shall have the meaning ascribed to such terms in the Agreement), (i) Seller does hereby assign to Purchaser, and Purchaser does hereby assume from Seller, the Deposits, and Purchaser does hereby agree to pay, honor, perform and discharge all obligations with respect to, and shall be solely and exclusively liable for, the Deposits and (ii) Seller does hereby assign to Purchaser, and Purchaser does hereby assume from Seller, the Other Liabilities, and Purchaser does hereby agreed to pay, honor, perform and discharge all obligations with respect to, and shall be solely and exclusively liable for, the Other Liabilities. The Deposits and the Other Liabilities are collectively referred to herein as the "Assumed Liabilities."

        In accordance with the Agreement, the Assumed Liabilities shall not include and Purchaser is not assuming, and shall not be deemed to have assumed any of, the Excluded Liabilities, and, accordingly, Purchaser has not agreed to assume or pay, and shall not assume or be deemed to have assumed, any liability or obligation, direct or indirect, absolute or contingent, of Seller or any other person or entity, the assumption of which is not expressly provided for in the Agreement.

        The assumption by Purchaser of the Assumed Liabilities shall not be construed to defeat, impair or limit in any way any rights or remedies of Purchaser to contest or dispute the validity or amount thereof.

        For the consideration aforesaid, Purchaser, for itself and its successors and assigns, has covenanted, and by this Instrument of Assumption does covenant, with Seller and its successors and assigns that Purchaser and its successors and assigns will do, execute and deliver, or will cause to be done, executed and delivered, all such further acts and instruments which Seller may reasonably request in order to more fully effectuate the assumption of liabilities provided for herein.

        This Instrument of Assumption will be enforceable against the successors and assigns of Purchaser and will inure to the benefit of the successors and assigns of Seller.

        IN WITNESS WHEREOF, this Instrument of Assumption has been duly executed and delivered by the duly authorized officer of Purchaser as of the date first set forth above.


                                    CHARTER ONE BANK, F.S.B.



                                    By:
                                       -----------------------------
                                         Name:
                                         Title:


AGREED AND ACCEPTED:


FIRST NATIONWIDE BANK,
A FEDERAL SAVINGS BANK


By:
   ---------------------------------
     Name:
     Title:

                                   EXHIBIT E
                                   ---------


                                   Date



Name of Purchaser
Address of Purchaser


     Re: Branch Purchase Agreement, dated as of ___________________ , by and between First Nationwide Bank, A Federal Savings
          Bank and Charter One Bank, F.S.B.

Gentlemen:

        I am (title) of First Nationwide Bank, A Federal Savings Bank ("First Nationwide"), a federal savings association organized under the laws of the United States of America, and have acted as such in connection with the Asset Purchase and Sale Agreement, dated as of______________________ (the "Agreement"), by and between First Nationwide and Charter One Bank, F.S.B. ("Purchaser"), and the transactions contemplated thereby pursuant to which Purchaser will acquire (the "Acquisitions") certain assets and assume certain liabilities related to First Nationwide's branch banking operations in the State of Michigan.

        The opinions expressed herein are being rendered pursuant to Section (10.2) of the Agreement. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings set forth in the Agreement.

        In connection with the opinions expressed herein, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of (i) the Agreement, (ii) the Charter and Bylaws of First Nationwide, (iii) minutes and resolutions of the Board of Directors of First Nationwide relating to the Agreement and the transactions contemplated thereby,
(iv) action by written consent of the sole shareholder of First Nationwide approving the Agreement and the transactions contemplated thereby, (v) certificates from public officials as to the subsistence and good standing of First Nationwide under the laws of the United States of America, (vi) a letter, dated _______________________ , to First Nationwide from the Office of Thrift Supervision (the "OTS"), approving the Acquisition, and (vii) such other documents and matters of fact and law as I have deemed necessary or appropriate as a basis for the opinions set forth below.

        In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than First Nationwide, I have assumed that
(i) such parties had the power, corporate or other, to enter into and perform their respective obligations thereunder, (ii) the due authorization by all requisite action, corporate or other, and execution and delivery, by such parties of such documents and (iii) the validity and binding effect of such documents on such parties. As of factual matters relevant to the opinions expressed below, I have relied upon, among any other things, First Nationwide's factual representations in Sections (3.1) and (3.2) of the Agreement. With respect to my opinion on the subsistence and good standing of First Nationwide, I have relied upon certificates or other confirmation from public officials.

      I am admitted to the Bar of the State(s) of __________________________ and I express no opinion as to the laws of ________________________________ any other jurisdiction other than the laws of the United States of America.

      Based upon and subject to the foregoing, I am of the opinion that:

        (a) First Nationwide has been organized, and is subsisting and in good standing, as a federally chartered savings association under the laws of the United States.

        (b) The execution, delivery and performance of the Agreement by First Nationwide and the consummation by First Nationwide for the transactions provided for therein have been duly authorized by all requisite corporate action on the part of First Nationwide.

        (c) The Agreement has been duly executed and delivered by First Nationwide.

        (d) Subject to the satisfaction of all conditions to the approval of the OTS of the transactions contemplated by the Agreement, the execution, delivery and performance by First Nationwide of the Agreement will not violate the Charter or Bylaws of First Nationwide.

        The opinions expressed herein are solely for your benefit in connection with the transactions contemplated by the Agreement and may not be relied upon by you or anyone else for any other purpose. The opinions expressed herein may not be quoted from, circulated, relied upon or otherwise referred to by any other person or entity without the prior written consent of the undersigned.

                              Very truly yours,


                              FIRST NATIONWIDE BANK,
                              A FEDERAL SAVINGS BANK

                                   EXHIBIT F
                                   ---------

                                    Date


Board of Directors
First Nationwide Bank,
     A Federal Savings Bank
135 Main Street
San Francisco, California 94105

Gentlemen:.

        This opinion is rendered to First Nationwide Bank, A Federal Savings Bank, ("Seller") pursuant to Section (11.2) of the Branch Purchase Agreement by and between Charter One Bank, F.S.B. ("Purchaser") and Seller, dated as of_____________________________ ("Agreement"), relating to the transfer to Purchaser by Seller of the assets and deposit liabilities of its branch offices located in ____________________ , and other assets and liabilities more fully described in the Agreement. Unless the context otherwise requires, all terms used herein and not otherwise defined shall have the same meaning as in the Agreement.
                  (title)
        I am _____________________ . I have examined originals or copies, identified to my satisfaction, of such documents, corporate records and other instruments, and have otherwise made such examination of matters, either personally or through appropriate officers, employees or agents of household (when appropriate, relying without any independent investigation on my part upon information or reports from such officers, employees or agents having knowledge of the relevant facts), as I have deemed necessary for the purpose of this opinion. Except as relates to the opinions set forth herein, I express no opinion as to any statute, regulation, policy, practice, procedure, order, directive, agreement, condition or any other matter relating to the ongoing operations of Purchaser.

        In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents, submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than Purchaser, I have assumed that (i) such parties had the power, corporate or other, to enter into and perform their respective obligations thereunder, (ii) the due authorization by all requisite action, corporate or other, and execution and delivery, by such parties of such documents and (iii) the validity and binding effect of such documents on such parties. As to factual matters relevant to the opinions expressed below, I have relied upon, among any other things, Purchaser's factual representations in Sections (4.1) and (4.2) of the Agreement. With respect to my opinion on the subsistence and good standing of Purchaser, I have relied upon certificates or other confirmation from public officials.

      Based upon and subject to the foregoing, I am of the opinion that:

        (1) Purchaser is duly organized and is subsisting and in good standing as a _________________________________ under the laws of_______________.

        (2) The execution, delivery and performance of the Agreement by Purchaser and the consummation by Purchaser of the transactions have been duly authorized by all requisite corporate action on the part of Purchaser.

        (3) Subject to the satisfaction of all conditions to the approval of the Office of Thrift Supervision ("OTS") of the transactions contemplated by the Agreement, the Agreement constitutes a valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms except as may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, conservatorship, receivership or similar laws affecting the enforcement of creditors' rights generally or the rights of creditors under the laws of the State of _______________ , (ii) laws relating to the safety and soundness of federally insured depository institutions, and (iii) general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

        (4) Subject to the satisfaction of all conditions to the approval of the OTS of the transactions contemplated by the Agreement, the execution, delivery and performance by Purchaser of the Agreement will not violate the charter or bylaws of Purchaser. The opinions expressed herein are being provided to Seller for the sole purpose of satisfying the requirements of Section (11.2) of the Agreement, and may be relied upon by Seller specifically with respect to the specific transactions described by the Agreement as to which these opinions relate, and may not be quoted or reproduced, in whole or in part, or otherwise referred to for nay other purpose or filed with or transmitted to any other person (including any governmental agency) without Purchaser's prior written consent.

                                     Very truly yours,


                                     CHARTER ONE BANK, F.S.B.


                                     By:
                                         -----------------------------------
                                          Name:
                                          Title:

                               SCHEDULE 2.6(b)(i)

                                DEPOSIT PREMIUM


Deposit Premium shall mean an amount equal to seven and 18/100 percent (7.18%) of the aggregate amount of the FDIC-insured Deposits assumed by Purchaser pursuant to Section 2.3.